UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
RIGEL PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 22, 2024

Date
May 22, 2024
Time
7:30 a.m. Pacific Daylight Time
Place
www.virtualshareholdermeeting.com/RIGL2024
YOUR VOTE IS IMPORTANT
You do not need to attend the Annual Meeting to vote if you submit your proxy in advance. Please exercise your stockholder right to vote by:
Before the Annual Meeting by visiting www.proxyvote.com
During the Annual Meeting by visiting www.virtualshareholdermeeting.com/ RIGL2024
Mailing your signed proxy card
Call 1-800-690-6903
DEAR STOCKHOLDER:
Notice is hereby given for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Rigel Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Rigel”). The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/RIGL2024 on Wednesday, May 22, 2024 at 7:30 a.m. local time. You will not be able to attend the Annual Meeting in person. Instructions on how to participate in the virtual Annual Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/RIGL2024.
The Annual Meeting will be held for the following purposes:
Proposal 1
To elect the two nominees named in this proxy statement, Brian L. Kotzin, and Gregg A. Lapointe, to the Board of Directors of the Company, to hold office until the Company’s 2027 Annual Meeting of Stockholders.

Proposal 2
To approve an amendment to our 2018 Equity Incentive Plan, as amended (the “Amended 2018 Plan”), to add an additional 6,500,000 shares to the number of shares of common stock authorized for issuance under the Amended 2018 Plan.

Proposal 3	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying proxy statement.
Proposal 4	To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024.
Proposal 5
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of common stock (without reducing the authorized number of shares of common stock), if and when determined by the Company’s Board of Directors.

Proposal 6
To approve the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split.

 We also intend to conduct any other business properly brought before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is March 25, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof. We appreciate your continued confidence in Rigel and look forward to hosting you at the virtual Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS’ MEETING TO BE HELD ON MAY 22, 2024 AT WWW.VIRTUALSHAREHOLDERMEETING.COM/RIGL2024:
THE PROXY STATEMENT, NOTICE OF ANNUAL MEETING AND FORM OF PROXY CARD AND THE ANNUAL REPORT
ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023 ARE AVAILABLE TO YOU AT HTTP://WWW.PROXYVOTE.COM.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR PROXY PROMPTLY IN ORDER TO ASSURE THAT A QUORUM IS PRESENT.

By Order of the Board of Directors,

Raymond J. Furey
Executive Vice President,
General Counsel, Chief Compliance Officer, and Corporate Secretary
South San Francisco, California
April 10, 2024

2024 Proxy Statement	| 1

			PAGE
2	PROXY PROPOSALS
		PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT ON THE MARKET FOR OUR COMMON STOCK	49
		PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT ON OUR COMMON STOCK; NO FRACTIONAL SHARES	49
		PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT ON OUTSTANDING EQUITY	50
		PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT ON LEGAL ABILITY TO PAY DIVIDENDS	50
		ACCOUNTING MATTERS	50
		BENEFICIAL HOLDERS OF OUR COMMON STOCK (STOCKHOLDERS WHO HOLD IN “STREET NAME”)	51
		REGISTERED “BOOK ENTRY” HOLDERS OF OUR COMMON STOCK	51
		NO DISSENTERS’ RIGHTS	51
		MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT	51
		EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT	52
		U.S. HOLDERS	52
		U.S. INFORMATION REPORTING AND BACKUP WITHHOLDING	52
		NON-U.S. HOLDERS	52
		U.S. INFORMATION REPORTING AND BACKUP WITHHOLDING TAX	53
		PROPOSAL 6: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTES OF PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT	54
		BACKGROUND OF AND RATIONALE FOR THE ADJOURNMENT PROPOSAL	54
2 |	2024 Proxy Statement

2024 Proxy Statement	| 3

RIGEL PHARMACEUTICALS, INC.
611 Gateway Boulevard, Suite 900
South San Francisco, California 94080
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
May 22, 2024
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
1. WHY DID I RECEIVE THESE PROXY MATERIALS?
You are receiving these proxy materials from us because you own shares of common stock (“Common Stock”) of Rigel Pharmaceuticals, Inc., a Delaware corporation (“Rigel,” the “Company,” “we” or “us”), as of March 25, 2024, the record date (the “Record Date”) for Rigel’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s Board of Directors (the “Board of Directors” or the “Board”) has made these materials available to you in connection with the Board’s solicitation of proxies for use at the Annual Meeting. You may vote by proxy over the Internet or by phone, or by mail if you requested printed copies of the proxy materials.
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have decided to provide access to our proxy materials to our stockholders via the Internet. Accordingly, we are sending only a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and posting our proxy materials online at www.proxyvote.com. The Notice contains only an overview of the complete proxy materials available. Stockholders are encouraged to access and review all the proxy materials on the website or request a paper or electronic copy of the full set of proxy materials for review prior to voting. Instructions on how to access the proxy materials over the Internet or to request a paper or electronic copy of the full set of the proxy materials may be found in the Notice. We intend to mail the Notice on or about April 10, 2024 to all stockholders of record as of the Record Date who are entitled to vote at the Annual Meeting.
2. WILL I RECEIVE ANY PROXY MATERIALS BY MAIL OTHER THAN THE NOTICE?
No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. This proxy statement and Rigel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at www.proxyvote.com. To request that a full set of the proxy materials be sent to your specified postal or email address, please request as follows:
•	by telephone: call 1-800-579-1639 free of charge;
•	by Internet: go to www.proxyvote.com; or
•	by e-mail: send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and insert the 16-digit control number located in your Notice in the subject line.
Please have your proxy card in hand when you access the website or call and follow the instructions provided.
4 |	2024 Proxy Statement

3. HOW DO I ATTEND AND PARTICIPATE IN THE ANNUAL MEETING ONLINE?
The Annual Meeting will be held virtually on Thursday, May 22, 2024 at 7:30 a.m. local time via a live webcast at www.virtualshareholdermeeting.com/RIGL2024. Online check-in will begin at 7:00 a.m. local time and you should allow ample time for the check-in procedures.
Instructions on how to attend and participate virtually in the Annual Meeting are available by visiting www.virtualshareholdermeeting.com/RIGL2024. You will not be able to attend the Annual Meeting in person.
Information on how to vote online during the Annual Meeting is discussed below. Stockholders as of the Record Date may vote and submit questions via the Internet at the Annual Meeting. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page. In order to enter the Annual Meeting, you will need the 16-digit control number provided in the Notice or on your proxy card if you are a stockholder of record as of the Record Date.
A legal proxy is not required to attend the Virtual Shareholder Meeting. If you did not receive a 16-digit control number, because you are a beneficial owner, and your shares are held in a “street name” through an unaffiliated broker, bank or other nominee, you may attend as a guest, but in order to participate in the virtual Annual Meeting you must have your 16-digit control number.
4. HOW DO I ASK QUESTIONS AT THE VIRTUAL ANNUAL MEETING?
Our virtual Annual Meeting allows stockholders to submit questions and comments before and live during the virtual Annual Meeting, beginning at the check-in time, 7:00 a.m. local time. You may submit questions before the virtual Annual Meeting at www.virtualshareholdermeeting.com/RIGL2024. During the virtual Annual Meeting, you may only submit questions in the question box provided at the online meeting center at the website noted above. In both cases, stockholders must have available their 16-digit control number provided in the Notice or your proxy card (if you received a printed copy of the proxy materials). To the extent time does not allow us to answer all of the appropriately submitted questions, we will answer them in writing on the Investor Relations section of our website at www.rigel.com, soon after the meeting.
5. WHAT IF DURING THE CHECK-IN TIME OR DURING THE VIRTUAL ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
6. WHAT IF I CANNOT VIRTUALLY ATTEND THE ANNUAL MEETING?
You may vote your shares electronically before the virtual Annual Meeting by Internet, or by telephone or by mail as described below. You do not need to attend the virtual Annual Meeting to vote if you submitted your vote by Internet, by telephone or by mail in advance of the virtual Annual Meeting.
The virtual Annual Meeting will be archived for one year after the date of the virtual Annual Meeting at www.virtualshareholdermeeting.com/RIGL2024.
7. WHY A VIRTUAL-ONLY ONLINE MEETING?
We have determined that the Annual Meeting will be held in a virtual meeting format only via the Internet, with no physical in-person meeting. Conducting the Annual Meeting virtually allows for remote participation regardless of local access or restrictions and increases the opportunity for all stockholders to participate and communicate their views to a much wider audience.
Additionally, we use software that verifies the identity of each participating stockholder and ensures during the question-and-answer portion of the meeting that they are granted the same rights they would have at an in-person meeting. We may consider a change in our virtual-only meeting practice in the future. Given the above listed factors, we feel a virtual-only meeting is the right choice for Rigel and its stockholders at this time.
2024 Proxy Statement	| 5

8. WHO CAN VOTE AT THE ANNUAL MEETING?
Only stockholders of record at the close of business on the Record Date, March 25, 2024, are entitled to notice of, and to vote at, the virtual Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 175,404,663 shares of Common Stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, EQ Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the virtual Annual Meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted. We must receive any proxy cards that will not be voted online at the Annual Meeting, or proxies submitted telephonically or over the Internet, no later than 11:59 P.M. Eastern Time on May 21, 2024.
Stockholders who attend the virtual Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/RIGL2024 to vote during the virtual Annual Meeting. A complete list of stockholders entitled to vote at the virtual Annual Meeting will be available for examination for any reason germane to the Annual Meeting at Broadridge Financial Solutions at VSMShareholderList@Broadridge.com for a period of ten (10) days prior to the virtual Annual Meeting, and will be available on the virtual meeting site at www.virtualshareholdermeeting.com/RIGL2024.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on the Record Date, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may not vote your shares or ask questions online at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent and deliver that proxy to us prior to the virtual Annual Meeting, as described below under the section “How Do I Vote”.
9. WHAT AM I VOTING ON? WHAT IS THE BOARD’S RECOMMENDATION ON EACH OF THE PROPOSALS?
The following matters are scheduled for a vote at the Annual Meeting:
(1)	Election of the two directors named in this proxy statement, Brian L. Kotzin and Gregg A. Lapointe, to the Board to hold office until the 2027 Annual Meeting of Stockholders (“Proposal No. 1”).
(2)
Approval of an amendment to our 2018 Equity Incentive Plan, as amended (the “Amended 2018 Plan”), to add an additional 6,500,000 shares to the number of shares of common stock authorized for issuance under the Amended 2018 Plan. (“Proposal No. 2”).

(3)	Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules (“Proposal No. 3”).
(4)
Ratification of the selection of Ernst & Young LLP by the Audit Committee of the Board as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024 (“Proposal No. 4”).

(5)
Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of common stock (without reducing the authorized number of shares of common stock), if and when determined by the Company’s Board of Directors (“Proposal No. 5” or the “Reverse Stock Split Proposal”).

(6)
Approval of the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split (“Proposal No. 6” or the “Adjournment Proposal”).

The Board recommends “FOR” all of the director nominees in Proposal No. 1 and “FOR” Proposal Nos. 2, 3, 4, 5, and 6.
6 |	2024 Proxy Statement

10. WHAT IF ANOTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment. This includes, among other things, considering any motion to adjourn the virtual Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.
11. How do I vote?
For each nominee to the Board, you may either vote “For” or “Withhold” or “Abstain” from voting. For the other matters to be voted on, you may either vote
“For” or “Against” or “Abstain” from voting. The procedures for voting are fairly simple:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote using one of the following methods:
•
During the Annual Meeting: To vote your shares electronically during the Annual Meeting, enter the Annual Meeting using the 16-digit control number. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/RIGL2024.

•
Internet: To vote via the Internet, go to www.proxyvote.com. You can use the Internet to transmit your voting instructions and to elect for electronic delivery of information up until 11:59 P.M. Eastern Time on May 21, 2024. Please have your proxy card in hand when you access the website and follow the instructions provided.

•
Telephone: To vote by telephone, call 1-800-690-6903. You can use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 21, 2024. Please have your proxy card in hand when you call and follow the instructions provided.

•
Mail: To vote by mail, you must first request a paper or electronic copy of the proxy materials. To request that a full set of the proxy materials be sent to your specified postal or email address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions. Upon receipt of the materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Whether or not you plan to attend the virtual Annual Meeting and vote online, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received the Notice containing voting instructions and a 16-digit control number from that organization rather than from Rigel. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. If you did not receive a Notice with a 16-digit control number, because your shares are held in a “street name” through an unaffiliated broker, bank or other nominee, in order to vote in the virtual Annual Meeting, you must obtain a your 16-digit control number by submitting a legal proxy from your broker, bank or other nominee to Broadridge Financial Solutions. You may contact your broker or bank for instructions and to request a proxy form.
Please see the Notice or the information your bank, broker, or other holder of record provided you for more information on these proxy voting options.
2024 Proxy Statement	| 7

Voting Via the Internet or by Telephone
We provide Internet voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with accessing the Internet, such as usage charges from Internet access providers and telephone companies.
12. HOW MANY VOTES DO I HAVE?
On each matter to be voted upon, you have one vote for each share of Common Stock you owned as of the Record Date.
13. WHAT HAPPENS IF I DO NOT VOTE, OR IF I RETURN A PROXY CARD OR OTHERWISE VOTE WITHOUT GIVING SPECIFIC VOTING INSTRUCTIONS?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or online during the virtual Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted: (a) “For” Proposal No. 1 (Election of Directors); (b) “For” Proposal No. 2 (Amendment to the Amended 2018 Plan); (c) “For” Proposal No. 3 (Advisory Vote on
Executive Compensation); (d) “For” Proposal No. 4 (Ratification of Auditors); (e) “For” Proposal No. 5 (Reverse Stock Split Proposal); and (f) “For” Proposal No. 6 (Adjournment Proposal). If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter under applicable rules. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.
In this regard, Proposal Nos. 1, 2, and 3 are considered to be “non-routine” under the applicable rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal Nos. 4, 5, and 6 are considered to be “routine” matters under the applicable rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal Nos. 4, 5, and 6.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the proxy materials you receive from your broker, bank or other agent.
14. WHAT ARE “BROKER NON-VOTES”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the applicable rules to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal Nos. 1, 2, and 3 are considered to be “non-routine” under applicable rules and we therefore expect broker non-votes to exist in connection with those proposals.
8 |	2024 Proxy Statement

15. WHO IS PAYING FOR THIS PROXY SOLICITATION?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies by telephone or by other means of communication. We have hired Innisfree M&A Incorporated to act as our proxy solicitor in conjunction with the Annual Meeting. We will pay Innisfree M&A Incorporated a fee of $25,000, plus reasonable out-of-pocket expenses, for these services. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Directors and employees will not be paid any additional compensation for soliciting proxies.
16. WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?
If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions for each Notice that you receive to ensure that all of your shares are voted.
17. CAN I CHANGE OR REVOKE MY VOTE AFTER SUBMITTING MY PROXY?
Stockholder of Record: Shares Registered in Your Name
Yes. You can change or revoke your proxy at any time before the final vote at the virtual Annual Meeting in any one of three ways:
•
You may submit another properly completed proxy card with a later date by mail, or grant a subsequent proxy, via the Internet or by telephone. Your most current proxy card or telephone or Internet proxy is the one that is counted and must be received before 11:59 P.M. Eastern Time on May 21, 2024. All other proxies previously submitted will be automatically revoked.

•	You may send a timely written notice that you are revoking your proxy to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 before the Annual Meeting.
•
You may attend the Annual Meeting virtually and vote again online by following the instructions at www.virtualshareholdermeeting.com/RIGL2024. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

Please have your 16-digit control number provided to you in your proxy materials.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank regarding how to change or revoke your proxy.
18. HOW ARE VOTES COUNTED?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal No. 1 to elect directors, “For,” “Withhold,” “Abstain” and broker non-votes; and with respect to all other proposals, “For,” “Against,” “Abstain,” and, if applicable, broker non-votes. For Proposal Nos. 1, 5, and 6, abstentions will not have an effect in determining the election results. For Proposal Nos. 2, 3, and 4, abstentions will have the same effect as “Against” votes for each proposal. Broker non-
votes for Proposal Nos. 1, 2, and 3 have no effect. Proposal Nos. 4, 5, and 6 are considered to be “routine” matters under applicable rules. Accordingly, if you hold your shares in a “street name” and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under applicable rules to vote your shares on Proposal Nos. 4, 5, and 6.
19. HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
•
Each nominee presented in Proposal No. 1 must be elected by the holders of a majority of the votes cast, which means that the number of shares voted “For” a director must exceed the number of votes cast as “Withhold” for that director. Nominees are elected by a majority vote for non-

contested director elections. Because the number of nominees properly nominated for the Annual Meeting is the same as the number of directors to be elected, the election of directors at this Annual Meeting is non-contested. If the number of votes “For” a director nominee
2024 Proxy Statement	| 9

exceeds the number of “Withhold” votes (among votes properly cast online or by proxy), then the director nominee will be elected. Abstentions and broker non-votes will have no effect. If a director then serving on the Board of Directors does not receive the necessary votes, the director shall offer to tender his or her resignation to the Board for consideration. In such case, the Corporate Governance, Health Care Compliance Oversight and Nominating Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation.
•
To be approved, Proposal No. 2, an amendment to the Amended 2018 Plan, must receive “For” votes from the holders of a majority of shares either present online or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
To be approved, Proposal No. 3, advisory approval of the compensation of the Company’s named executive officers, must receive “For” votes from the holders of a majority of shares either present online or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•
To be approved, Proposal No. 4, ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Rigel for the fiscal year ending December 31, 2024, must receive “For” votes from the holders of a majority of shares either present online or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions will have the same effect as an “Against” vote. Because this proposal is considered to be a “routine” matter under applicable rules, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under applicable rules to vote your shares on this proposal. Accordingly, there will not be any broker non-votes on this proposal. For more information, see “What happens if I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions?” and “What are ‘broker non-votes’?” above. Although stockholder ratification of the selection of Ernst & Young LLP as Rigel’s independent registered public accounting firm is not required, the Board is submitting Proposal No. 4 to the stockholders for ratification as a matter of good corporate practice. See “Proposal No. 4—Ratification of Selection of Independent Registered Public Accounting Firm” for more information regarding stockholder ratification.
•
To be approved, Proposal No. 5, approval of the Reverse Stock Split Proposal, must receive “For” votes from the holders of a majority of the votes cast by shares either present online or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions with respect to Proposal No. 5 will not be considered “votes cast” and hence will have no effect on this proposal. Because this proposal is considered to be a “routine” matter under applicable rules, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under applicable rules to vote your shares on this proposal. Accordingly, there will not be any broker non-votes on this proposal. For more information, see “What happens if I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions?” and “What are ‘broker non-votes’?” above.

•
To be approved, Proposal No. 6, approval of the Adjournment Proposal, must receive “For” votes from the holders of a majority of the votes cast by shares either present online or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions with respect to Proposal No. 6 will not be considered “votes cast” and hence will have no effect on this proposal. Because this proposal is considered to be a “routine” matter under applicable rules, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under applicable rules to vote your shares on this proposal. Accordingly, there will not be any broker non-votes on this proposal. For more information, see “What happens if I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions?” and “What are ‘broker non-votes’?” above.

10 |	2024 Proxy Statement

20. WHAT IS THE QUORUM REQUIREMENT?
A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting or represented by proxy. On the Record Date, there were 175,404,663 shares outstanding and entitled to vote. Thus, the holders of 87,702,332 shares of Common Stock must be present or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting, or the holders of a majority of shares present online at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
21. HOW CAN I FIND OUT THE RESULTS OF THE VOTING DURING THE ANNUAL MEETING?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
22. WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing and must be received by the Company at its principal executive offices no later than December 11, 2024 and otherwise comply with all requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company requests that all such proposals be addressed to Rigel’s Corporate Secretary at 611 Gateway Boulevard, Suite 900, South San Francisco, California 94080. However, if Rigel’s 2025 Annual Meeting of Stockholders is not held between April 22, 2025 and June 21, 2025, then such proposals must be so delivered to Rigel’s Corporate Secretary at 611 Gateway Boulevard, Suite 900, South San Francisco, California 94080, not earlier than the 120th day prior to Rigel’s 2025 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to Rigel’s 2025 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of Rigel’s 2025 Annual Meeting of Stockholders is first made. If you wish to submit a proposal or nominate a director, not to be included in next year’s proxy materials, you must do so no earlier than the close of business on January 22, 2025 and no later than the close of business on February 21, 2025. However, if Rigel’s 2025 Annual Meeting of Stockholders is not held between April 22, 2025 and June 21, 2025, to be timely, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of
Stockholders and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made.
You are also advised to review our Amended and Restated Bylaws (“Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. The chair of the 2025 Annual Meeting of Stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Board for the 2025 Annual Meeting of Stockholders will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Rigel has not been provided with timely notice and (ii) any proposal made in accordance with Rigel’s Bylaws, if the 2025 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act. In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than Rigel’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 22, 2025.
2024 Proxy Statement	| 11

23. IF I HAVE ADDITIONAL QUESTIONS, WHOM CAN I CONTACT?
If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (888) 750-5834
Banks and Brokers may call collect: (212) 750-5833
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. We usually use words such as “may,” “will,” “should,” “could,” “expect,” “plan,” “goals,” “anticipate,” “might,” “believe,” “estimate,” “predict,” “intend” or the negative of these terms or similar expressions to identify these forward-looking statements. These statements appear throughout this proxy statement and are statements regarding our current expectations, beliefs or intent, primarily with respect to our operations and related industry developments. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including as a result of the risks and uncertainties discussed in “Part I, Item 1A, Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by applicable law. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
12 |	2024 Proxy Statement

PROPOSAL 1:
ELECTION OF DIRECTORS
The Board of Directors is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.
The Board presently has eight members. We expect that the Board will consist of seven members following the Annual Meeting, as Gary Lyons, one of our directors whose term expires at the 2024 Annual Meeting of Stockholders, will cease to be a director upon the expiration of his term at the conclusion of the Annual Meeting. Each of the nominees listed below are currently directors of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2027 annual meeting and until their successor is elected and has qualified, or sooner in the event of the director’s death, resignation or removal. It is Rigel’s policy to encourage directors and nominees for director to attend the Annual Meeting. All of our directors attended the 2023 Annual Meeting of Stockholders.
In a contested election, which is an election in which the number of nominees exceeds the number of directors to be elected, our directors will be elected by a plurality of the shares represented in person or by proxy and entitled to vote on the election of directors at that Annual Meeting. In a non-contested election involving incumbent directors, our Bylaws provide that, if the votes cast “For” an incumbent director nominee do not exceed the number of “Withhold” votes, the incumbent director will offer to tender his or her resignation to the Board. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a director nominee has been elected. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee of the Board will review the circumstances surrounding the “Withhold” vote and promptly make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. In making its decision, the Board will evaluate the best interests of Rigel and our stockholders and will consider all factors and relevant information. The Board will act on the Corporate Governance, Health Care Compliance Oversight and Nominating Committee’s
recommendation and publicly disclose its decision, as well as the rationale behind it, within 90 days from the date of certification of the stockholder vote. The director who tenders his or her resignation will not participate in the Corporate Governance, Health Care Compliance Oversight and Nominating Committee’s recommendation or the Board’s decision.
In the event that any nominee should become unavailable for election as a result of an unexpected occurrence, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Corporate Governance, Health Care Compliance Oversight and Nominating Committee of the Board. Each person nominated for re-election has agreed to serve if re-elected, and the Board has no reason to believe that any nominee will be unable to serve on the Board if re-elected.
The Corporate Governance, Health Care Compliance Oversight and Nominating Committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Corporate Governance, Health Care Compliance Oversight and Nominating Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who have diversity of personal and professional background, complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Board views as critical to effective functioning of the Board. Specifically, this has included engaging a professional consultant to identify diverse candidates meeting the Board’s criteria, and consideration of gender, social, underrepresentation, and cultural diversity in the Board’s and the Company’s long-term planning.
The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Board to believe that the nominee should continue to serve on the Board. However, each member of the Board may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members of the Board.
2024 Proxy Statement	| 13

Key Skills and Experience

Senior Leadership
7 Directors
International Business
4 Directors
Finance, Accounting, or Legal
4 Directors
Government Affairs/Contracting
4 Directors
Public Company Governance
7 Directors
Strategic Planning
7 Directors
Mergers and Acquisitions
5 Directors
Risk Management
7 Directors
Scientific and Clinical
3 Directors

14 |	2024 Proxy Statement

Rigel is committed to increasing the diversity of our Board of Directors. We believe that the mission of the Company is best served by a Board of Directors that both fosters and embodies diversity in all its dimensions, including gender, social, and cultural diversity, and equally elevates voices from different backgrounds and perspectives. Currently, in addition to the skills, attributes, and experience described below for each nominee and each director, our Board includes three female directors, one of whom is Black, and one director who is both Latinx and a member of the lesbian, bisexual, gay and transgender community.
Board Diversity Matrix
Total Number of Directors: 7
	Female	Male	Non-Binary	Gender Undisclosed
Gender Identity Demographic Background:	3	4	—	—
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
LGBTQ+	—	1	—	—
Did not disclose demographic background	—	—	—	—
NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2027 ANNUAL MEETING
Gregg A. Lapointe, CPA, MBA, age 65, joined us as a director in November 2017. Since 2012, Mr. Lapointe has been the chief executive officer and co-founder of Cerium Pharmaceuticals, Inc., a biopharmaceutical company focused on developing and commercializing medicines for patients with rare diseases. Mr. Lapointe offers Rigel’s Board nearly three decades of commercial and financial experience bringing products to market in the areas of medical devices and rare diseases. He previously served in varying roles for Sigma-Tau Pharmaceuticals, Inc. (now Leadiant Biosciences, Inc.), a private biopharmaceutical company, starting in 2001, including Chief Financial Officer from 2001 to 2002, Chief Operating Officer from 2003 to 2007, and Chief Executive Officer from 2008 to 2012. Mr. Lapointe led the effort to transform Sigma-Tau Pharmaceuticals from a small specialty dialysis company into a global leader in the development and commercialization of medicines for Rare Diseases. Mr. Lapointe also serves on the board of directors of Soligenix, Inc. and Astria Therapeutics, Inc. He previously sat on the board of SciClone Pharmaceuticals, Inc., ImmunoCellular Therapeutics, Inc., Raptor Pharmaceuticals, Inc., Questcor Pharmaceuticals, Inc. and Cambrooke Therapeutics, Inc., among others. From 2009 to 2012, Mr. Lapointe was a member of the board of directors, and chair of the Rare Disease Committee, of the Pharmaceutical Research and Manufacturers of America (PhRMA) in Washington, DC. He holds a Bachelor of Commerce degree from Concordia University (Montreal), a Graduate Diploma in Public Accountancy from McGill University (Montreal), an MBA from Duke University, and is a CPA (Illinois).
Mr. Lapointe was selected to serve as a member of the Board in part due to his significant experience in the areas of global strategic planning and implementation, business development, corporate finance, and acquisitions, and his experience as an executive officer and board member in the pharmaceutical and medical products industries.
Brian L. Kotzin, M.D., age 74, joined us as a director in August 2017. A board-certified rheumatologist and internist, Dr. Kotzin currently serves on the board of directors of Biora Therapeutics, Inc, Kyverna Therapeutics, Inc., and Genascence Corporation. He recently served as Senior Vice President, Clinical Development, and
2024 Proxy Statement	| 15

Chief Medical Officer at Nektar Therapeutics from April 2022 to June 2023 and was Senior Vice President and Head of Immunology at Nektar from April 2017 to April 2022. From 2004 to 2015, he was Vice President, Global and Clinical Development and Head, Inflammation Therapeutic Area at Amgen, directing the global development efforts for product candidates in the inflammation area. During his period at Amgen, he also served as Vice President, Translational Sciences, and Head of Medical Sciences. Before joining Amgen, Dr. Kotzin was the head of Clinical Immunology in the Department of Medicine and director of the Autoimmunity Center of Excellence at the University of Colorado Health Sciences Center in Denver. Dr. Kotzin has won numerous honors, including elected “Master” of the American College of Rheumatology, the Kirkland Scholar Award for Lupus Research, the Henry Claman Chair in Clinical Immunology, the Gretchen Kramer Award for Outstanding Contributions to Medicine, and Chairmanship of the National Institutes of Health Autoimmunity Centers of Excellence. He earned his medical degree from Stanford and undergraduate degree in mathematics from the University of Southern California.
Dr. Kotzin was selected to serve as a member of the Board in part due to his extensive experience with developing therapeutics, particularly in the area of immunology, which is the core of our treatment focus for fostamatinib and our pipeline.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Kamil Ali-Jackson, Esq., age 65, joined us as a director in December 2021. In January 2022, Ms. Ali-Jackson retired from her position as chief legal officer, chief compliance officer, and corporate secretary at Aclaris Therapeutics, Inc., a publicly traded clinical stage biopharmaceutical company, which she co-founded in 2012 and led the team which took the company public in 2015. In addition, Ms. Ali-Jackson co-founded and successfully transitioned several specialty pharmaceutical and biopharmaceutical companies through multimillion-dollar acquisitions by global life sciences companies. In 2011, Ms. Ali-Jackson also co-founded NeXeption, Inc. a biopharmaceutical assets management company and was legal counsel for the company and its affiliated companies until 2020. She has served as legal counsel and as a licensing business executive for a number of pharmaceutical companies, including Merck & Co. Inc., Dr. Reddy’s Laboratories Ltd., and Endo Pharmaceuticals, Inc. Ms. Ali-Jackson currently serves on the board of directors, audit committee, compensation committee, and is the chair of the nominating and corporate governance committee of PDS Biotechnology Corporation, a publicly traded clinical stage biopharmaceutical company, and she is also an independent director of Moda Operandi, a privately traded online luxury retail company. She has also served on several nonprofit boards and is the chair of the East Bradford Township Zoning Hearing Board, her local township zoning board. In July 2023, she was elected to the board of trustees for Princeton University. Ms. Ali-Jackson received her J.D. from Harvard Law School and Bachelor of Arts in politics from Princeton University. She was a 2011 Philadelphia Business Journal Woman of Distinction winner and a 2015 Pepper Hamilton, LLP remarkable alumna.
The Board concluded that Ms. Ali-Jackson should continue to serve as a member of the Board in part due to her broad experience in the areas of acquisitions, licensing, legal, compliance and corporate governance as well as her experience as an executive officer, legal counsel, and co-founder in the life sciences industry.
Jane Wasman, age 67, joined us as a director in March 2019. Ms. Wasman is a strategic leader with approximately 25 years of experience in the biopharma industry working with both large, multinational corporations and privately held start-ups. Ms. Wasman is founder and president of JWasman Advisors since 2020. She previously served from 2004-2019 at Acorda Therapeutics, a biotechnology company developing and commercializing neurology therapies for Parkinson’s disease, migraine and multiple sclerosis, most recently as President, International & General Counsel. At Acorda, she led global strategic development, including long range planning and development, as well as international expansion, and also built and led the Legal and Quality departments. Prior to joining Acorda, Ms. Wasman held various leadership positions at Schering-Plough, including Staff Vice President and Associate General Counsel. Previously, Ms. Wasman was an attorney at two global law firms and Associate Counsel for the U.S. Senate Veterans’ Affairs Committee. Ms. Wasman is chair of the board of Sellas Life Sciences, a public oncology-
16 |	2024 Proxy Statement

focused biotech company, as well as chair of its Nominations & Governance Committee. She is also a member of the board of directors of Athersys since November 2020, as well as chair of its Audit Committee. She has also served as a member of the board of directors for Cytovia Therapeutics. From February 2007, she has also served on the non-profit board of directors of NewYorkBIO, including its Executive Committee, and currently serves on its Senior Advisory Committee. Ms. Wasman graduated magna cum laude from Princeton University and earned her J.D. from Harvard Law School.
The Board concluded that Ms. Wasman should continue to serve as a member of the Board in part due to her broad strategic and transactional experience in commercial stage biopharmaceutical companies, as well as her legal and corporate governance background and extensive experience in operational implementation.
DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Alison L. Hannah, M. D., age 63, joined us as a director in May 2021. Dr. Hannah has served as a consultant to the pharmaceutical and biotechnology industry since 2000, directing the development of investigational cancer therapies. In this capacity, Dr. Hannah has successfully filed over 40 regulatory applications for First-in-Human clinical testing and has played significant roles in the broad marketing approval of multiple anticancer therapeutics. Earlier in her career, Dr. Hannah held the role of Chief Medical Officer for CytomX Therapeutics, overseeing clinical development of conditionally activated protein therapeutics. She also served as Senior Medical Director at SUGEN, Inc. (acquired by Pharmacia & Upjohn, now Pfizer) where she had oversight of clinical development, clinical operations, and pharmacovigilance, specializing in the development of tyrosine kinase inhibitors, including sunitinib (SUTENT) approved for the treatment of kidney cancer and imatinib-refractory gastrointestinal stromal tumors. Dr. Hannah began her career at Quintiles, a global contract research organization, where she specialized in overseeing early to registrational-stage oncology clinical trials. Dr. Hannah serves on the board of directors for Neogenomics, a cancer diagnostic firm. Dr. Hannah received her B.A. in biochemistry and immunology from Harvard University and her M.D. from the University of Saint Andrews.
The Board concluded that Dr. Hannah should continue to serve as a member of the Board in part due to her extensive expertise in clinical development strategy and regulatory filings, broad clinical operational experience, which is particularly relevant to our business as we are a company focused on hematologic disorders, cancer and rare immune diseases.
Walter H. Moos, Ph.D., age 69, joined us as a director in March 1997. Since October 2018 Dr. Moos has been Managing Director of Pandect Bioventures, a venture capital firm investing in therapeutics and biotechnologies. Dr. Moos also serves on the board of directors of Valitor, Inc. and Circle Pharma, Inc. From February 2017 to June 2020, Dr. Moos was Chief Executive Officer of ShangPharma Innovation, Inc., a global pharmaceutical incubator investing in therapeutics and biotechnologies, where he served as Chairman Emeritus from December 2020 to January 2023. He retired from his position as President of SRI Biosciences in 2016 after more than a decade at the independent nonprofit SRI International (Stanford Research Institute). From 1997 to 2004, Dr. Moos served as Chairman and Chief Executive Officer of MitoKor, Inc., which became the biopharmaceutical company MIGENIX, Inc., where he was a member of the board of directors from 2004 to 2008. Prior to that, he served as a Vice President of Chiron Corp. (now Novartis), and as a Vice President at the Parke-Davis Pharmaceutical Research Division of the Warner-Lambert Co. (now Pfizer). He has been an adjunct Professor at the University of California San Francisco since 1992. He has also served on the boards of numerous private companies and several non-profit organizations, including Keystone Symposia (from 2002-2011 and again since 2014), and has been an advisor to a wide range of organizations in the U.S. and around the world. Dr. Moos holds an A.B. from Harvard University in Chemistry and a Ph.D. in Chemistry from the University of California Berkeley.
The Board concluded that Dr. Moos should continue to serve as a member of the Board in part due to his extensive leadership skills and operational expertise, as well as his expertise in the chemical sciences, which is particularly relevant to our business as we are a company focused on small molecules.
Raul R. Rodriguez, age 63, was appointed President and Chief Executive Office and a member of the Board of Directors in November 2014. Until then, he had served as our President and Chief Operating Officer since
2024 Proxy Statement	| 17

May 2010. He joined us as Vice President, Business Development in April 2000, became our Senior Vice President, Business Development and Commercial Operations in December 2002 and became our Executive Vice President and Chief Operating Officer in June 2004. From 1997 to March 2000, he served as Senior Vice President, Business Development and Operations for Ontogeny, Inc. (now Curis), a biotechnology company. From 1994 to 1997, he served as the Executive Director, Business Development and Market Planning for Scios, Inc. (now J&J), a pharmaceutical company. From 1989 to 1994, Mr. Rodriguez held various positions at G.D. Searle & Company (now Pfizer), a pharmaceutical company. In these companies, Mr. Rodriguez held positions of increasing responsibility in the areas of business development and planning. After earning his bachelor’s degree from Harvard College, Mr. Rodriguez went on to earn his Masters of Public Health at the University of Illinois and subsequently received his M.B.A. at the Stanford Graduate School of Business.
The Board concluded that Mr. Rodriguez should continue to serve as a member of the Board in part due to his extensive leadership skills and operational expertise, including his operational experience and deep understanding of our business as our President and Chief Executive Officer.
CORPORATE GOVERNANCE
Independence of the Board of Directors
The listing standards of The Nasdaq Stock Market LLC (“Nasdaq”) require that a majority of the members of a listed company’s Board of Directors qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel from time to time to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq. Consistent with these considerations, after review of all relevant identified transactions and relationships between each director, or any of his or her family members, and Rigel, our senior management and our independent registered public accounting firm, the Board has affirmatively determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Raul R. Rodriguez, our Chief Executive Officer who is not an independent director by virtue of his employment with the Company. In making this determination, the Board found that none of the directors or nominees for director determined to be independent by the Board had a material or other disqualifying relationship with Rigel.
Meetings of the Board of Directors
The Board met seven times during fiscal year 2023. All of our directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served that were held during the period for which they were directors or committee members, respectively. As required under applicable Nasdaq listing standards, in fiscal year 2023, Rigel’s independent directors met in executive session, at which only independent directors were present, at every regularly scheduled meeting of the Board.
Board Leadership Structure
Mr. Lapointe is currently the Chairman of the Board. The Chairman of the Board has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board chair has substantial ability to shape the work of the Board. The Board has no specific policy with respect to the separation of the positions of Board chair and Chief Executive Officer, and believes that separation of the positions represents an appropriate allocation of roles and responsibilities at this time.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee oversees enterprise risk assessment and management as a whole (which had previously been administered through the Board), and various standing committees oversee different aspects of risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board and the Corporate Governance, Health Care Compliance Oversight and Nominating Committee as quickly as
18 |	2024 Proxy Statement

possible. Both the Board as a whole and the various standing committees receive periodic reports, as well as incidental reports as matters arise, from the Company’s management. One recent example is how the Company’s management adapted to the COVID-19 pandemic, creating a crisis management team and working with oversight from the Board. The Board believes that its practices related to oversight of risk, including through delegation to various standing committees and sharing of information with the Board as a whole, is appropriate for the nature of the Company’s business. The Board has delegated to the General Counsel the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. The Board and management regularly consults with outside advisors to anticipate future risks, including its independent auditor, outside legal counsel and consultants.
Our standing committees address risks inherent to their respective areas of oversight taking into consideration the potential short-term or long-term timeframe in which the risk exists. Our Corporate Governance, Health Care Compliance Oversight and Nominating Committee (i) reviews and assesses the effectiveness of our corporate governance and healthcare compliance principles applicable to the Company and periodically recommends any changes deemed appropriate to the Board for its consideration, and periodically reviews Company policy statements to determine their adherence to the Company’s Code of Conduct, (ii) periodically reviews and assesses the risk exposure of the Company including risks related to data privacy, technology and information security, including cyber-security, and back-up of information systems and makes recommendations to management pertaining to monitoring and minimizing findings in such assessment and (iii) has oversight responsibility to identify risks relating to the Company and health care compliance, to understand the plans to mitigate such risks, and to ensure the Board is aware of any issues related to the Company and health care compliance, and meets and communicates directly with the Chief Compliance Officer. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Audit Committee manages risk pertaining to the Company’s major financial risk exposures, including reviewing the Company’s guidelines and policies related to such financial risks with management and the auditors and the steps taken by management to monitor and control these exposures.
Environmental, Social and Governance
Our approach to environmental, social and governance (“ESG”) factors is consistent with our mission and our corporate values. We are committed to conducting our business in a safe and environmentally sustainable manner that promotes the health of our employees, our patients, our community and the environment. Our full ESG report is available on our website at https://www.rigel.com/investors/esg.
ESG Strategy and Oversight
ESG oversight is exercised both at the Board level and through our executive leadership. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee has oversight responsibility over our ESG strategy and policies and is briefed by management on matters related to ESG as appropriate. A wide range of departments are involved in our ESG strategy and work, including development, commercial, quality assurance, supply chain and human resources, among others.
Environmental Sustainability
We have a committee charged with overseeing Rigel's commitment to sustainability. We are committed to conducting our operations in an environmentally sound manner. Although we do not operate any manufacturing facilities, our South San Francisco headquarters are environmentally friendly. Our headquarters are an office suite of 13,670 square feet on one floor of an office building, which reduces our use of water and electricity compared to a private building. We are a paperless society. Our increased use of technology has enabled our employees to minimize the need to print and distribute paper documents, reducing the environmental impact of our business. Additionally, we no longer operate laboratories, thereby eliminating the generation of hazardous waste. We are committed to minimizing waste and conserving energy, resources, and landfill space. We have enhanced our commitment to reduce landfill waste and have introduced new goals focused on addressing plastic waste from our operations, and recycling, where possible. In light of the potential impact our business may have on the environment, we
2024 Proxy Statement	| 19

have adopted a number of internal policies and management systems designed to eliminate waste and reduce water and energy consumption.
Social
We are committed to supporting the mental health and wellness of our employees. We offer a long-established Employee Assistance Program. This program provides stress management, mental health, emotional, resiliency and support to our colleagues. We have a long-established Commuter Benefit Program to encourage our employees to use public transit by enabling employees to use pre-tax dollars to pay for public transit costs. Additionally, this program promotes the use of carpooling, as well as bicycling to our headquarters. We strive to create a culture of belonging. Our cross-functional team Innovative, Group supporting the Needs of the Individuals, Teams, and the Environment at Rigel (IGNITE) has a mission to enhance connection, communication, and culture at Rigel through initiatives that support our values. IGNITE provides education, tools, networking opportunities and other resources to help foster and grow the overall wellbeing of employees.
Health and Safety in the Workplace
During 2023, we continued to adapt to the hybrid workplace post-pandemic in our headquarters office, and appreciated the return to personal interactions in our sales activities. As part of respecting the safety of our employees and patients, we continue to follow vaccination guidelines, and quarantine procedures where required or recommended. We follow occupational health and safety guidelines in our day-to-day operations, including safety training, and an open-door policy for injury reporting. In 2024, we will continue to take appropriate health and safety measures as we continue to evolve our hybrid schedule. We are committed to employee learning and recognize that development and training programs lead to enhanced skills which in turn bolster employee confidence. Our commitment to the professional development of our employees includes providing various training or professional development programs as well as encouraging the attendance of educational conferences. We monitor employee satisfaction or engagement through various methods including companywide surveys.
Diversity and Inclusion
We strive to be an inclusive, diverse, and safe workplace with opportunities for our employees to grow and develop in their careers, supported by competitive compensation, opportunities for equity ownership, development opportunities that enable continued learning and growth and employment packages that promote well-being across all aspects of our employees’ lives, including health care, retirement planning and paid time off. At the Board level, our Board includes three female directors, one of whom is Black, and one director who is both Latinx and a member of the lesbian, bisexual, gay and transgender community. Our Board meets the current diversity requirements specified under California law and it is our expectation we will continue to meet such requirements in future periods. At the management level, we are committed to maintaining diversity of our leadership throughout the organization. We are an affirmative action and equal opportunity employer, and all qualified applicants receive consideration for employment without regard to race, color, religion, sex, national origin, disability status, protected veteran status, or any other characteristics protected by law.
Code of Conduct
We are committed to maintaining the highest standards of legal and ethical conduct and to reflect our corporate values. We expect our vendors, consultants and third party service suppliers related to our sales and marketing activities (“Third Parties”) to demonstrate a similar commitment to legal and ethical business practices. Our Code of Conduct applies to Third Parties as well as our officers, directors and employees, and conveys our minimum expectations for such Third Parties to: (i) operate in full compliance with all applicable legal and regulatory requirements, (ii) conduct business ethically and act with integrity and
(iii) adhere to health care industry standards, including Company policies about business transactions, and generally foster a culture that values integrity and promotes “doing the right thing.” The Code of Conduct also includes policies on gifting, entertainment, and related anti-bribery and anti-corruption measures. Rigel prohibits all bribes and improper payments to anyone regardless of whether it is in the public or private sector. Rigel is committed to an environment where open and honest communications are the expectation, not the exception. We want people to feel comfortable in
20 |	2024 Proxy Statement

approaching us about instances where they believe violations of standards or policies have occurred. Therefore, we’ve established an independent and anonymous reporting hotline (844-985-4115) and web compliance portal (rigel.ethicspoint. com). Each Rigel employee is required to receive annual training on the Code of Conduct.
Drug Promotion and Ethical Marketing
We recognize that our products profoundly impact patients’ lives, and as such, it is our ethical duty to engage in responsible and transparent marketing. Our ESG strategy prioritizes ethical marketing to ensure that healthcare professionals and patients receive accurate, truthful, unbiased, and balanced information about our medications that is consistent with approved product labeling. This includes providing comprehensive details on efficacy, safety, and potential side effects while strictly adhering to regulations and avoiding deceptive or misleading practices.
Human Rights
We are committed to conducting business in an ethical and responsible manner. This includes respecting internationally recognized human rights throughout our business. We demonstrate human rights in our employment practices, including non-
discrimination, diversity and inclusion, minimum age requirements, freedom of association and fair compensation policies. We further demonstrate our dedication to human rights in the commitment to providing a healthy, safe, and secure workplace.
Clinical Trials
The policies that govern our clinical trials help ensure that each trial is planned, conducted and monitored in accordance with scientific, ethical and clinical standards. As we work to develop new therapies for the patients we serve, our strict standards of moral and ethical conduct are guided with the help and oversight of institutional review boards, ethics committees, regulatory authorities and medical and industry association guidelines governing ethical clinical trial conduct. Prior to the human experimentation of our products, and to protect the safety and well-being of human participants, we obtain independent third-party verification (ethical committees’ approval) for conducting the clinical research. All Company sponsored studies are conducted in accordance with applicable laws and regulations, as well as principles derived from relevant international standards, including but not limited to the Helsinki Declaration.
Data Privacy
We maintain comprehensive compliance and security programs designed to help safeguard and ensure the integrity of the confidential information we possess, which includes both organizational and technical control measures. We maintain policies that guide how we collect, maintain and protect personal data taking into account relevant legal and regulatory requirements of the many territories where we do business. Examples of the practices we follow to help ensure the integrity of our data protection processes include collecting and using the minimum amount of personal data necessary to achieve our business purposes; sharing personal data only with individuals who have a legitimate need for it and will protect it; maintaining appropriate administrative, and technical and organizational security measures to protect personal data. We also safeguard our data by utilizing detection and prevention tools, implementing user training and education, and maintaining comprehensive incidence response and business continuity plans.
IT and Information Security
We understand the extensive responsibility associated with safeguarding our systems and data. Our processes for assessing, identifying, and managing material risks from cybersecurity threats include:
•	Detection and Prevention: We utilize various securities tools and technologies designed to prevent, identify, protect, detect, escalate, respond and recover from cyber threats in a timely manner. Our approach includes real-time monitoring, threat analysis, and regular security evaluations to identify and mitigate potential vulnerabilities.
•	User Training & Education: We realize that human error can be a significant cybersecurity risk, so we have implemented education and training programs for our staff to raise awareness about
2024 Proxy Statement	| 21

cybersecurity best practices. By promoting a culture of security consciousness, we empower our staff to identify potential threats and respond effectively, in a way that is designed to enhance the overall cybersecurity posture of our organization.
•	Incidence Response and Business Continuity: We have comprehensive Incidence Response and Business Continuity plans in place designed to ensure the continuity, availability and accessibility of our systems and data, even in the face of unforeseen events such as natural disasters or cyber incidents, which plans and systems we test regularly
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has five standing committees: an Audit Committee, a Compensation Committee, a Finance Committee, a Corporate Governance, Health Care Compliance Oversight and Nominating (or Corp. Gov., Hecco., & Nom.) Committee and a Scientific and
Clinical Trial Advisory Committee. The following table provides current membership and meeting information for fiscal year 2023 for each of the Board committees:
Name	Independent	Tenure	Audit	Compensation	Finance	Corp. Gov., Hecco., & Nom. Committee	Scientific and Clinical Trial Advisory Committee
Raul R. Rodriguez		2014
Kamil Ali-Jackson	✔	2021
Alison L. Hannah	✔	2021
Walter H. Moos	✔	1997
Gregg A. Lapointe	✔	2017
Brian L. Kotzin	✔	2017
Jane Wasman	✔	2019
Total meetings in fiscal year 2023			7	4	6	5	4
 Member of the Committee
 Chairperson of the Committee
Below is a description of each standing committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable
Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a) (58)(A) of the Exchange Act to oversee Rigel’s corporate accounting and financial reporting processes and audits of our financial statements. The Audit Committee: evaluates the performance of and assesses the qualifications of the independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent public registered accounting firm; reviews and approves the retention of the independent registered public accounting firm to perform any proposed audit, review and attest services and any permissible non-audit services; monitors the rotation of partners of the independent
22 |	2024 Proxy Statement

registered public accounting firm on Rigel’s audit engagement team as required by law; reviews and assesses the objectivity and independence of our independent registered public accounting firm; reviews the financial statements to be included in Rigel’s Annual Report on Form 10-K; discusses with management and the independent registered public accounting firm the results of the annual audit and the results of Rigel’s quarterly financial statements; reviews with management the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s periodic reports filed with the SEC; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews the results of management’s efforts to monitor compliance with Rigel’s programs and policies designed to ensure adherence to applicable laws and rules and Rigel’s Code of Conduct, including reviewing and approving related-party transactions. In addition, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures.
The following directors are currently members of the Audit Committee: Ms. Ali-Jackson, Ms. Wasman and Mr. Lapointe. Mr. Lapointe serves as Chair. The Audit Committee met seven times during fiscal year 2023. The Audit Committee has adopted a written charter that is available to stockholders on our website at https://rigel.com/investors/corporate-governance/governance-documents.
The Board reviews the Nasdaq listing standards definition of “independence” for Audit Committee members on an annual basis and has determined that all members of Rigel’s Audit Committee are independent (as independence is currently defined in Rules 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has also determined that Mr. Lapointe qualifies as an “audit committee financial expert,” as defined in applicable rules and regulations promulgated by the SEC, and that Ms. Ali-Jackson and Ms. Wasman have the financial literacy skills necessary to satisfy the financial sophistication requirements of the Nasdaq listing standards. For each of Ms. Ali-Jackson, Ms. Wasman and Mr. Lapointe, the Board made a qualitative assessment of their individual levels of knowledge and experience, based on a number of factors, including their respective formal education and the fact that each is a former senior officer with financial oversight responsibilities, as well as Mr. Lapointe’s experience as a licensed certified public accountant and both a principal financial officer and a chief executive officer with financial oversight responsibilities.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1
The Company’s management has primary responsibility for preparing the Company’s financial statements and establishing the financial reporting process. Rigel’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with United States generally accepted accounting principles.
The Audit Committee reviewed and discussed with Rigel’s management the audited financial statements for the fiscal year ended December 31, 2023. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received the written disclosures and the letter from the independent registered public accountants, as required by the applicable requirements of the PCAOB, regarding independent accountants’ communications with the Audit Committee concerning independence, and discussed with the independent registered public accountants their independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in Rigel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
[1]
The material in this Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

2024 Proxy Statement	| 23

Submitted by the members of the Audit Committee of the Board of Directors:
Gregg A. Lapointe (Chairperson)
Kamil Ali-Jackson
Jane Wasman
Compensation Committee
The Compensation Committee of the Board of Directors acts on behalf of the Board to review, adopt and oversee Rigel’s compensation strategy, policies, plans and programs. The Compensation Committee: reviews and approves corporate performance goals and objectives relevant to the compensation of Rigel’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of Rigel’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other members of senior management; reviews and approves the compensation for Board members; administers Rigel’s stock equity plans, bonus plans, deferred compensation plans and other similar programs; and reviews with management the Compensation Discussion and Analysis section of this proxy statement and considers whether to recommend that it be included in Rigel’s proxy statements and other filings. In addition, our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
The following directors are currently members of the Compensation Committee: Dr. Moos, Ms. Ali-Jackson, and Mr. Lapointe. Dr. Moos serves as Chair. All members of Rigel’s Compensation Committee are independent (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Compensation Committee met four times during fiscal year 2023. The Compensation Committee has adopted a written charter that is available to stockholders on our website at: https://rigel.com/investors/corporate-governance/governance-documents.
Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with a representative from management. In 2023, our Senior Vice President, Human Resources served as a representative of management. In addition, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice, or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations regarding his compensation or individual performance objectives. However, the Chief Executive Officer is consulted regarding any promotion or compensation decision affecting other members of management. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities, and personnel of Rigel, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultants’ reasonable fees and other retention terms. The charter of the Compensation Committee permits the Compensation Committee to form and delegate authority to subcommittees as appropriate.
During the last fiscal year, the Compensation Committee engaged Pearl Meyer as its independent compensation consultant to review and make recommendations regarding Rigel’s peer group, executive compensation and director compensation. References in this disclosure to “Compensation Consultant” refer to Pearl Meyer. For more information regarding the market analysis used by the Compensation Committee to set executive compensation, please see “Competitive Market Review and Benchmarking” below.
Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards, and recommended new performance objectives to the Board at one or more meetings generally held during the first and last quarters of the year. The Compensation Committee also considers, at various meetings throughout the year, matters related to individual executive officer compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of Rigel’s compensation strategy, potential modifications
24 |	2024 Proxy Statement

to that strategy, and new trends, plans or approaches to compensation. Unanticipated circumstances can result in a promotion or a change to an individual’s compensation package. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation level for our executive officers and the establishment or recommendation of performance objectives for the current year. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee and, based upon that evaluation, the Compensation Committee either approves any adjustments to his compensation or makes a recommendation to our Board regarding any such adjustments to his compensation, as well as awards to be granted. For all executive officers and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tally sheets that set forth the total compensation that may become payable to executive officers in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and recommendations of the Compensation Consultant, including analyses of executive and director compensation paid at other companies identified by the Compensation Consultant or public information. The Compensation Committee referenced the peer group identified in the report of its Compensation Consultant in setting executive compensation and considering director compensation for 2023, as well as publicly available data provided by management on the executive and director compensation of the peer group identified.
The specific recommendations of the Compensation Committee with respect to executive compensation for fiscal year 2023 is described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement.
Risk Assessment of Compensation Policies and Practices
Members of our senior management, including our Chief Executive Officer, Chief Financial Officer, and Senior Vice President, Human Resources, with oversight by the Compensation Committee, conducted an assessment of our compensation programs and policies to determine whether the incentives provided by these programs and policies were appropriate or had the potential to encourage excessive risk-taking by employees. In addition, our Compensation Committee asked the Compensation Consultant to conduct an independent risk assessment of our executive compensation program.
The assessment focused on the key terms of the Company’s equity compensation and variable cash incentive compensation programs, such as the cash incentive plans. Our compensation programs were analyzed to determine whether they introduced or encouraged excessive risk-taking or other behaviors that could have an adverse impact on our business and whether existing risk mitigation features were sufficient in light of the overall structure and composition of our compensation programs. In particular, the assessment focused on the ability of participants to affect the level of the variable component of their compensation and the controls over participant action and variable compensation. Specific features of our compensation plans and programs identified during the assessment process as discouraging or potentially mitigating excessive risk-taking include:
•	Annual base salary, which is fixed compensation, provides a balance to the variable components of compensation for all employees, including for executives.
•	Performance-based cash incentive awards, primarily designed to reward corporate performance for those at executive and managerial positions, rather than purely individual performance.
•
The vast majority of our employees earn annual salaries, although a few are paid on an hourly basis. Additionally, all of our employees are eligible for cash incentive payments based on Company performance, and our sales force is eligible for payments under a sales incentive plan, and none are paid on a commission basis.

•
Our internal controls over financial reporting and the measurement and calculation of compensation goals, such as corporate performance measures and other financial, operational, and compliance policies and practices, are designed to prevent compensation programs from being susceptible to manipulation by any employee.

Our compensation programs are designed to encourage employees to remain focused on both short-term and long-term goals through the use of performance-based annual cash incentive awards, which focus on short-term performance goals, and
2024 Proxy Statement	| 25

equity awards, which typically vest over a number of years and, therefore, encourage employees to focus on long-term performance.
The Compensation Committee determined that, for all employees, our compensation programs do not encourage excessive risk-taking or create risks that are reasonably likely to have a material adverse effect on the Company and, instead, encourage behaviors that support sustainable value generation.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is currently, or ever has been, an officer or employee of Rigel. No executive officer of Rigel has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee. Rigel has entered into indemnity agreements with all of our board members, including the members of our Compensation Committee, which provide, among other things, that the Company will indemnify each of them, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director of Rigel, and otherwise to the fullest extent permitted under Delaware law and Rigel’s Bylaws.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS2
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Submitted by the members of the Compensation Committee of the Board of Directors:
Walter H. Moos, Ph.D. (Chairperson)
Kamil Ali-Jackson
Gregg A. Lapointe
Finance Committee
The Finance Committee of the Board was formed in September 2004. The Finance Committee reviews and approves the overall strategy, plans, policies and actions related to adjustments to Rigel’s capital structure, certain financing arrangements and strategic collaborations for the Company. The following directors currently serve on the Finance
Committee: Mr. Rodriguez, Ms. Ali-Jackson, Ms. Wasman and Mr. Lapointe. Other than Mr. Rodriguez, all members of Rigel’s Finance Committee are independent (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Finance Committee met six times during fiscal year 2023.
Corporate Governance, Health Care Compliance Oversight and Nominating Committee
The Corporate Governance, Health Care Compliance Oversight and Nominating Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, overseeing the Company’s compliance with health care laws and regulations, and overseeing a set of corporate governance principles for Rigel. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee periodically reviews, discusses, and assesses the performance of the Board, including Board committees, seeking input
[2]
The material in this Report of the Compensation Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

26 |	2024 Proxy Statement

from senior management, the full Board, and others. The assessment shall include evaluation of the Board’s contribution as a whole and effectiveness in serving the best interests of the Company and its stockholders, specific areas in which the Board and/or management believe better contributions could be made, and overall Board composition and makeup, including the reelection of current Board members. The factors to be considered shall include whether the Directors, both individually and collectively, can and do provide the integrity, experience, judgment, commitment, skills and expertise appropriate for the Company. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee also periodically review with the Chief Executive Officer the plans for succession to the offices of the Company’s executive officers and makes recommendations to the Board with respect to the selection of appropriate individuals to succeed to these positions. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee of the Board is also responsible for Rigel’s CEO succession planning, which it periodically reviews.
The Committee periodically reviews and assesses the risk exposure of Rigel, prioritizing as appropriate, and makes recommendations to management pertaining to monitoring and minimizing findings in such assessments. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee also periodically meets with, and communicates directly with, the Chief Compliance Officer. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee has oversight responsibility to identify risks relating to Rigel and health care compliance, to understand the plans to mitigate such risks, and to ensure the Board is aware of any issues related to Rigel and health care compliance.
The Corporate Governance, Health Care Compliance Oversight and Nominating Committee oversees risks relating to data privacy, technology and information security, including cyber-security, and back-up of information systems. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee communicates with the head of Information Technology of the Company annually, to review and assess risk exposure of the Company and make recommendations to management pertaining to monitoring and minimizing findings in such assessment. We assess the integrity of our information technology and cybersecurity platforms to ensure proper safety measures are implemented.
The following directors are currently members of the Corporate Governance, Health Care Compliance Oversight and Nominating Committee: Dr. Hannah, Dr. Kotzin and Ms. Wasman. Ms. Wasman serves as Chair. All members of the Corporate Governance, Health Care Compliance Oversight and Nominating Committee are independent (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Corporate Governance, Health Care Compliance Oversight and Nominating Committee met five times during fiscal year 2023. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee has adopted a written charter that is available to stockholders on our website at https://rigel.com/ investors/corporate-governance/governance-documents.
The Corporate Governance, Health Care Compliance Oversight and Nominating Committee believes that candidates for director should have certain minimum qualifications. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee will generally consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, demonstrating the ability to read and understand basic financial statements, having sufficient time to devote to the affairs of Rigel, possessing a reputation for personal integrity and ethics, having demonstrated excellence in his or her field, exhibiting the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Rigel’s stockholders. However, the Corporate Governance, Health Care Compliance Oversight and Nominating Committee retains the right to modify these qualifications from time to time. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee also includes consideration of gender, social, underrepresentation, and cultural diversity as a factor in selecting nominees to serve on the Board. Although there is no specific policy on diversity, the Corporate Governance, Health Care Compliance Oversight and Nominating Committee considers the criteria noted above in selecting nominees for directors as well as the combined background, spectrum of experience and expertise of a nominee as enhancing the diversity of the Board. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Rigel and the long-term interests of stockholders. In conducting this assessment, the Corporate Governance, Health Care Compliance Oversight and Nominating Committee considers all factors, as it deems appropriate, given the current needs of the Board and Rigel, to maintain a balance of knowledge, diversity, experience and
2024 Proxy Statement	| 27

capability. At each quarterly meeting, the Corporate Governance, Health Care Compliance Oversight and Nominating Committee is reviewing this topic and potential candidates to meet this commitment. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance, Health Care Compliance Oversight and Nominating Committee reviews these directors’ overall service to Rigel during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Corporate Governance, Health Care Compliance Oversight and Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates, after considering the function and needs of the Board. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.
It is the policy of the Corporate Governance, Health Care Compliance Oversight and Nominating
Committee to consider director candidates recommended by stockholders. The Corporate Governance, Health Care Compliance Oversight and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Corporate Governance, Health Care Compliance Oversight and Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Corporate Governance, Health Care Compliance Oversight and Nominating Committee at least 120 days prior to the anniversary date of the mailing of Rigel’s proxy statement for the preceding annual meeting of stockholders, addressed to the Legal Department, Rigel Pharmaceuticals, Inc. at 611 Gateway Boulevard, Suite 900, South San Francisco, CA 94080. The deadline for nominating a director for the 2025 Annual Meeting of Stockholders is December 11, 2024. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Scientific and Clinical Trial Advisory Committee
In August 2015, the Board established a Scientific and Clinical Trial Advisory Committee. The following directors are currently members of the Scientific and Clinical Trial Advisory Committee: Dr. Kotzin, Dr. Hannah and Dr. Moos. Dr. Kotzin serves as Chair. The primary function of the Scientific and Clinical Trial Advisory Committee is to assist the Board in undertaking its oversight responsibilities with respect to the Company’s research and development activities as they related to the strategic and operating goals of the Company, and reporting to the Board about developments and strategy, at such times as the Committee determines to be appropriate. All members of Rigel’s Scientific and Clinical Trial Advisory Committee are independent (as “independence” is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Scientific and Clinical Trial Advisory Committee met four times during fiscal year 2023.
Stockholder Communications with the Board of Directors
To date, Rigel has not adopted a formal process related to stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate and timely responses are provided to stockholders. We believe our responsiveness to stockholder communications to the Board has been excellent. If a formal process for stockholder communications with the Board is adopted, we will publish it promptly and post it on Rigel’s website.
28 |	2024 Proxy Statement

Persons interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Legal Department, Rigel Pharmaceuticals, Inc. at 611 Gateway Boulevard, Suite 900, South San
Francisco, CA 94080. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, Finance or Corporate Governance, Health Care Compliance Oversight and Nominating Committee.
Code of Conduct
We have adopted the Rigel Pharmaceuticals Code of Conduct that applies to all officers, directors, employees and Third Parties. If Rigel makes any amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver on our website. The Code of Conduct is available on our website at https://rigel.com/ investors/corporate-governance/governance-documents.
2024 Proxy Statement	| 29

PROPOSAL 2:
APPROVAL OF AN AMENDMENT TO 2018 EQUITY INCENTIVE PLAN
Subject to stockholder approval, our Board approved an amendment to the Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) on February 1, 2024 (the 2018 Plan, as amended, the “Amended 2018 Plan”) to increase the number of shares of common stock authorized for issuance under the 2018 Plan by 6,500,000 shares.
In this Proposal No. 2, our stockholders are being asked to approve the Amended 2018 Plan. Our Board believes that the Amended 2018 Plan is necessary for the Company’s success in this highly competitive marketplace as an integral part of our long-term compensation policy and to continue providing the appropriate levels and types of equity compensation required to retain and attract our employees.
Why We are Asking our Stockholders to Approve the Amended 2018 Plan
Our Board believes it is in the best interests of the Company and our stockholders to approve the Amended 2018 Plan to increase the number of shares available for issuance by an additional 6,500,000 shares, given the need to support the launch of our third commercial product and the continued market opportunities around both our growing commercial portfolio and our pipeline. If the Amended 2018 Plan is not approved, we will not have a sufficient number of authorized shares to maintain the current level of equity compensation in 2025. Prior to the Board approving the Amended 2018 Plan, 31,657,133 shares of common stock were authorized for issuance under the 2018 Plan, plus the Prior Plans’ returning shares, if any, which become available for grant under this Plan from time to time, as a result of the expiration, termination, forfeiture, cancelation of awards granted under the Prior Plans or shares subject to a stock award under the Prior Plans other than an option or SSAR which are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with such stock award. As of March 25, 2024, 6,695,784 shares of common stock remained available for future grant under the 2018 Plan. If this Proposal No. 2 is approved, an additional 6,500,000 shares will become available for future grant under the Amended 2018 Plan, which, as discussed below, we expect will enable us to make anticipated equity award grants through 2025.
Why You Should Vote to Approve the Amended 2018 Plan
Equity Awards Are an Important Part of Our Compensation Philosophy
Our Board believes that our future success depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating employees, non-employee directors, and consultants (including advisors). The Board believes that the issuance of equity awards is a key element underlying our ability to attract, retain and motivate such individuals, and aligns their interests with those of our stockholders. Without the ability to offer competitive equity compensation, the potential success of our business may be limited. The Amended 2018 Plan will allow us to continue to provide performance-based incentives to our entire organization; including eligible employees, non-employee directors, and consultants, not only executives. Therefore, the Board believes that the Amended 2018 Plan is in the best interests of the Company and its stockholders and recommends a vote in favor of this Proposal No. 2.
We Have Experienced and Expect to Continue to Experience Substantial Growth in Our Business
In order to continue to attract and retain the services of talented individuals deemed essential to our long-term growth and financial success, the Board continues to believe that competitive equity compensation is required, and the Amended 2018 Plan is necessary to provide a sufficient number of shares available for issuance. For example, with the addition of a third product, we have a substantial hematology-oncology portfolio, being managed by substantively the same number of sales and headquarters employees as before. Growing our portfolio in this synergistic fashion, and recognizing efficiencies, are part of what the Company does to drive value. We continue to evolve and ask more of our sales force and commercial team as we add to our portfolio of commercial products, meet increasing demand, and adapt to market conditions and the needs of our patients. The Company is working diligently to potentially expand indications as well as deepening its pipeline and assessing potential in-licensing. In addition, we have recently hired a new Chief Medical Officer. Our Board strongly believes that the issuance of sufficient and competitive equity awards is a key element underlying our ability to attract, retain
30 |	2024 Proxy Statement

and motivate our employees, including our executives, and our non-employee directors and consultants, and is a substantial contributing factor to our success and the growth of our business. So far we have relied significantly on equity incentives in the form of stock option and restricted stock unit (“RSU”) awards to attract and retain key employees, and we believe that equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other employees. We believe that the adoption of the Amended 2018 Plan will help enable continued growth of both our sales and our pipeline. In particular, we believe that an immediate increase to the share reserve will provide the Board with flexibility to make anticipated annual equity awards to eligible employees in 2025.
We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable
We continue to believe that equity awards such as stock options and RSU awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to substantially all of our employees. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate” and “overhang,” to maximize stockholders’ value by granting the appropriate number of equity incentive awards deemed necessary to attract, reward, and retain employees and non-employee directors. The tables below show our overhang and burn rate percentages. While market conditions and business dynamics combine to continue a high overhang, our burn rate is low, which we believe reflects a responsible use of equity awards, especially when compared to our industry peers.
The Size of Our Share Reserve Request Is Reasonable and Necessary for Near Term Strategic Planning
If the Amended 2018 Plan is approved by our stockholders, we expect to have approximately 13,200,000 shares available for grant after our Annual Meeting, which we anticipate being a pool of shares sufficient for grants through 2025, and necessary to provide a predictable amount of equity for attracting, retaining, and motivating employees in the near term. We believe that the size of our request is also reasonable in light of the equity granted to our employees and directors over the past year. Further, without the shares requested here, future compensation may need to be reduced, which may limit our ability to effectively compete in the marketplace, and the success of our business.
Important Aspects of Our Amended 2018 Plan Designed to Protect Our Stockholders’ Interests
The 2018 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, and these provisions remain unchanged in the Amended 2018 Plan. Highlights of our Amended 2018 Plan include:
•
No single trigger accelerated vesting upon change in control. The Amended 2018 Plan does not provide for any automatic mandatory vesting of awards upon a change in control, other than (i) with respect to certain awards held by non-employee directors, and (ii) in the event of a corporate transaction (as defined in the Amended 2018 Plan) in which the surviving corporation or acquiring corporation (or its parent company) does not assume, continue or substitute such awards.

•
No liberal share counting or recycling of appreciation awards. The following shares will not become available again for issuance under the Amended 2018 Plan: (i) shares underlying stock options or stock appreciation rights that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award; (ii) shares underlying stock options or stock appreciation rights that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award and (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock option or a stock appreciation right.

•
Fungible share counting. The Amended 2018 Plan contains a “fungible share counting” structure, whereby the number of shares of our common stock available for issuance under the Amended 2018 Plan will be reduced by (i) one share for each share issued pursuant to a stock option or stock appreciation right with an exercise price that is at least 100% of the fair market value of our common stock on the date of grant (an “Appreciation Award”) granted under the Amended 2018 Plan, and (ii) 1.44 shares for each share issued pursuant to a stock award that is not an Appreciation Award (a “Full Value Award”). As part of such fungible share counting structure, the number of shares of our common stock available for issuance under the Amended 2018 Plan will be increased by (i) one share for each share that becomes available again for issuance under the terms of the Amended 2018 Plan subject to an Appreciation

2024 Proxy Statement	| 31

Award, and (ii) 1.44 shares for each share that becomes available again for issuance under the terms of the Amended 2018 Plan subject to a Full Value Award.
•
Awards subject to forfeiture/clawback. Awards granted under the Amended 2018 Plan will be subject to recoupment in accordance with the Clawback Policy, described below under the section titled “Description of the Amended 2018 Plan.” In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.

•
Repricing is not allowed. The Amended 2018 Plan prohibits the repricing of outstanding Appreciation Awards and the cancellation of any outstanding Appreciation Awards that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2018 Plan without prior stockholder approval.

•
Stockholder approval is required for additional shares. The Amended 2018 Plan does not contain an annual “evergreen” provision. The Amended 2018 Plan authorizes a fixed number of shares, so that stockholder approval is required to issue any additional shares under the Amended 2018 Plan, allowing our stockholders to have direct input on our equity compensation programs.

•
No liberal change in control definition. The change in control definition in the Amended 2018 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended 2018 Plan to be triggered.

•	No discounted stock options or stock appreciation rights. All Appreciation Awards granted under the Amended 2018 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the Appreciation Award is granted, other than in the case of certain substitute awards granted in connection with a corporate transaction.
•
Administration by independent committee. The Amended 2018 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.

•
Material amendments require stockholder approval. Consistent with Nasdaq rules, the Amended 2018 Plan requires stockholder approval of material revisions, as determined under the Nasdaq listing standards, to the Amended 2018 Plan.

•
Limitation on non-employee director compensation. The Amended 2018 Plan contains provisions that limit the maximum value of all compensation granted or paid, as applicable, to any non-employee director (subject to exceptions under extraordinary circumstances, where the non-employee director receiving any compensation in excess of such limit may not participate in the decision to award such compensation).

•
Restrictions on dividends. The Amended 2018 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.

32 |	2024 Proxy Statement

Overhang
The following table provides certain additional information regarding our equity incentive program.
As of March 25, 2024
Total number of shares of common stock subject to outstanding stock options	37,191,277
Weighted-average exercise price of outstanding stock options	$2.37
Weighted-average remaining term of outstanding stock options	6.15
Total number of shares of common stock subject to outstanding full value awards	4,078,957
Total number of shares of common stock available for grant under the 2018 Plan	6,695,784
Total number of shares of common stock available for grant under other equity incentive plans (the Rigel Pharmaceuticals, Inc. Inducement Plan)	—
As of the Record Date
Total number of shares of common stock outstanding	175,404,663
Per-share closing price of common stock as reported on The Nasdaq Global Select Market	$1.44
Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal year 2023.
Fiscal Year 2023
Total number of shares of common stock subject to stock options granted	3,671,800
Total number of shares of common stock subject to full value awards granted	1,387,600
Weighted-average number of shares of common stock outstanding	174,017,415
Burn Rate	2.91%
Adjusted Burn Rate*	4.16%
*
Adjusted to include 2023 long term incentive compensation awards (2,184,866 options), granted to eligible non-executive employees in December 2022 as accelerated incentive, ahead of the usual February 2023 schedule.

Description of the Amended 2018 Plan
The material features of the Amended 2018 Plan are described below. The following description of the Amended 2018 Plan is a summary only and is qualified in its entirety by reference to the complete text of the
Amended 2018 Plan. Stockholders are urged to read the actual text of the Amended 2018 Plan in its entirety, which is attached to this proxy statement as Appendix A.
Purpose
The Amended 2018 Plan is designed to secure and retain the services of employees, directors and consultants, of the Company and its affiliates, provide incentives for such individuals to exert maximum efforts for the success of the Company and our affiliates, and provide a means by which such individuals may be given an opportunity to benefit from increases in the value of our common stock.
Types of Awards
The terms of the Amended 2018 Plan provide for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, RSU awards, performance stock awards, and other stock awards.
Shares Available for Awards
Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the
Amended 2018 Plan, or the Share Reserve, will not exceed (A) 38,157,133, which is the sum of (i) 10,032,133 shares subject to the Prior Plans’
2024 Proxy Statement	| 33

Available Reserve (as defined below) (ii) 5,000,000 shares originally added to the Share Reserve in connection with the Company’s adoption of the 2018 Plan, (iii) 4,000,000 shares added to the 2018 Plan and approved by our stockholders in 2019, (iv) 2,800,000 shares added to the 2018 Plan and approved by our stockholders in 2020, (v) 825,000 shares added to the 2018 Plan and approved by our stockholders in 2021, (vi) 5,000,000 shares added to the 2018 Plan and approved by our stockholders in 2022, (vii) 4,000,000 shares added to the 2018 Plan and approved by our stockholders in 2023, and (viii) 6,500,000 shares that are subject to approval by our stockholders under this Proposal No. 2, and (B) any Prior Plans’ Returning Shares (as defined below), as such shares become available from time to time.
The “Prior Plans’ Available Reserve” refers to the unallocated shares that, as of the effective date of the 2018 Plan, remained available for grant under the Rigel Pharmaceuticals, Inc. 2011 Equity Incentive Plan, the Rigel Pharmaceuticals, Inc. 2000 Equity Incentive Plan, as amended and restated, and the Rigel Pharmaceuticals, Inc. 2000 Non-Employee Directors’ Stock Option Plan (collectively, the “Prior Plans”).
The “Prior Plans’ Returning Shares” are shares subject to outstanding stock awards granted under the Prior Plans that, from and after the effective date of the Amended 2018 Plan, (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited, cancelled or otherwise returned to us because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) other than with respect to outstanding stock options and stock appreciation rights granted under the Prior Plans with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant (“Prior Plans’ Appreciation Awards”), are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award.
The number of shares of our common stock available for issuance under the Amended 2018 Plan will be reduced by (i) one share for each share of common stock issued pursuant to an Appreciation Award, and (ii) 1.44 shares for each share of common stock issued pursuant to a Full Value Award.
If (i) any shares of common stock subject to a stock award are not issued because the stock award expires or otherwise terminates without all of the shares covered by the stock award having been issued or is settled in cash, (ii) any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) with respect to a Full Value Award, any shares of common stock are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with the award, then such shares will again become available for issuance under the Amended 2018 Plan (collectively, the “2018 Plan Returning Shares”). For each 2018 Plan Returning Share subject to a Full Value Award, the number of shares of common stock available for issuance under the Amended 2018 Plan will increase by 1.44 shares.
Any shares of common stock reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award will no longer be available for issuance under the Amended 2018 Plan, including any shares subject to a stock award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award. In addition, any shares reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an Appreciation Award granted under the Amended 2018 Plan or a Prior Plans’ Appreciation Award, or any shares repurchased by us on the open market with the proceeds of the exercise or strike price of an Appreciation Award granted under the Amended 2018 Plan or a Prior Plans’ Appreciation Award will no longer be available for issuance under the Amended 2018 Plan.
Eligibility
All of our (including our affiliates’) approximately 148 employees, 6 non-employee directors and approximately 89 consultants as of March 25, 2024 are eligible to participate in the Amended 2018 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2018 Plan only to our employees (including officers) and employees of our affiliates. Recipients of awards under the Amended 2018 Plan are selected by the Plan Administrator or its delegate, in its sole discretion.
Non-Employee Director Compensation Limit
The Amended 2018 Plan provides that the maximum value of all compensation granted or paid, as applicable, to any non-employee director per year shall not exceed (i) $1,000,000 in total value or (ii) $1,500,000 in total value in the event such non-employee director is first appointed or elected to the
34 |	2024 Proxy Statement

Board during such year subject to exceptions under extraordinary circumstances, where the non-employee director receiving any compensation in excess of such limit may not participate in the decision to award such compensation. Additional information on non-employee director compensation is included below in the section titled “Director Compensation.”
Administration
The Amended 2018 Plan will be administered by our Board, which may in turn delegate authority to administer the Amended 2018 Plan to a committee. Our Board has delegated concurrent authority to administer the Amended 2018 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. The Board and the Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal No. 2. Subject to the terms of the Amended 2018 Plan, the Plan Administrator, may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2018 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of Appreciation Awards granted under the Amended 2018 Plan.
The Plan Administrator may also delegate to one or more officers the authority to (i) designate employees who are not officers to be recipients of certain stock awards, and (ii) determine the number of shares of our common stock subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer. The officer may not grant a stock award to himself or herself.
Repricing; Cancellation and Re-Grant of Stock Awards
Under the Amended 2018 Plan, the Plan Administrator does not have the authority to reprice any outstanding Appreciation Award by reducing the exercise or strike price of the Appreciation Award or to cancel any outstanding Appreciation Award that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.
Stock Options
Stock options may be granted under the Amended 2018 Plan pursuant to stock option agreements. The Amended 2018 Plan permits the grant of stock options that are intended to qualify as incentive stock options, or ISOs, and non-statutory stock options, or NSOs.
The exercise price of a stock option granted under the Amended 2018 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value, in each case other than certain stock options granted pursuant to an assumption of or substitution for another stock option pursuant to a “corporate transaction” (as defined in the Amended 2018 Plan) and in a manner consistent with applicable law.
The term of stock options granted under the Amended 2018 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal No. 2 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2018 Plan), all stock
2024 Proxy Statement	| 35

options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2018 Plan will be determined by the Plan Administrator and may include payment by any combination of the following methods: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.
Stock options granted under the Amended 2018 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2018 Plan may be subject to different vesting schedules as the Plan Administrator may determine.
The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2018 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2018 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement or other divorce or separation instrument. However, the Plan Administrator may permit the transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:
(i)	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and
(ii)	the term of the ISO must not exceed five years from the date of grant.
Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the Amended 2018 Plan is 39,070,403 shares.
Stock Appreciation Rights
Stock appreciation rights may be granted under the Amended 2018 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant, other than certain stock appreciation rights granted pursuant to an assumption of or substitution for another stock appreciation right pursuant to a “corporate transaction” (as defined in the Amended 2018 Plan) and in a manner consistent with applicable law. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2018 Plan.
36 |	2024 Proxy Statement

Restricted Stock Awards
Restricted stock awards may be granted under the Amended 2018 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award.
RSU Awards
RSU awards may be granted under the Amended 2018 Plan pursuant to RSU award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. An RSU award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the RSU award agreement. RSU awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by an RSU award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying RSU award. Except as otherwise provided in a participant’s RSU award agreement, RSUs that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Performance Awards
The Amended 2018 Plan allows us to grant performance stock awards. A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.
Performance goals under the Amended 2018 Plan will be based on any one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total stockholder return; (vi) return on equity; (vii) return on assets, investment, or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) total stockholder return; (xxxi) stockholders’ equity; and (xxxii) other measures of performance selected by the Plan Administrator.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under
2024 Proxy Statement	| 37

generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by the Plan Administrator.
In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the Amended 2018 Plan. Subject to the terms of the Amended 2018 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.
Clawback Policy
In August 2023, the Compensation Committee adopted, and then the Board of Directors ratified, the Incentive Compensation Recoupment Policy dated August 10, 2023 (“Clawback Policy”) updating the prior clawback policy adopted in 2019. Under this policy, incentive-based compensation granted under the Amended 2018 Plan will be subject to recoupment in the event of a financial statement restatement, as specified in the Clawback Policy, if the incentive-based compensation received was greater than the amount that would have been paid based on the correct results. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2018 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.
Corporate Transaction
The following applies to stock awards under the Amended 2018 Plan in the event of a corporate transaction (as defined in the Amended 2018 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or in any director compensation policy or unless otherwise expressly provided by the Plan Administrator at the time of grant.
In the event of a corporate transaction, any stock awards outstanding under the Amended 2018 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction (“Current Participants”), the vesting (and exercisability, if applicable) of such time-based stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (ii) any such stock awards that are held by persons other than Current Participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.
In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the Plan Administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in
38 |	2024 Proxy Statement

value to the excess (if any) of (i) the value of the property the participant would have received upon exercise of such stock award immediately prior to the effective time of the corporate transaction (after application of the vesting acceleration described above) over (ii) any exercise price payable in connection with such exercise.
For purposes of the Amended 2018 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale, lease or other disposition of all or substantially all of our assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a reverse merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.
Change in Control
Under the Amended 2018 Plan, a stock award will not be subject to additional acceleration of vesting and exercisability in connection with a change in control (as defined in the Amended 2018 Plan and described below), unless otherwise provided in the participant’s stock award agreement or as otherwise may be provided in any other written agreement with us or one of our affiliates. Notwithstanding the preceding, upon a change in control, all stock awards held by each director who is not an employee and whose continuous service has not terminated immediately prior to the change in control will become fully vested and exercisable immediately prior to the effectiveness of such change in control.
For purposes of the Amended 2018 Plan, a change in control generally will be deemed to occur in the event of: (i) the acquisition of beneficial ownership of 50% or more of the combined voting power of our then outstanding securities; (ii) the individuals who, as of the effective date of the Amended 2018 Plan, are members of the Board, or the incumbent board, cease to constitute at least a majority of the Board, unless the election or nomination of any new director was approved by a vote of at least a majority of the incumbent board; or (iii) the closing of (1) a merger or consolidation if our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the corporation resulting from such transaction in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all the assets of the Company.
The acceleration of vesting of an award in the event of a corporate transaction or a change in control event under the Amended 2018 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of us.
Plan Amendments and Termination
The Plan Administrator will have the authority to amend or terminate the Amended 2018 Plan at any time. However, except as otherwise provided in the Amended 2018 Plan or an award agreement, no amendment or termination of the Amended 2018 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the Amended 2018 Plan as required by applicable law and listing requirements. No incentive stock options may be granted under the Amended 2018 Plan after the tenth anniversary of the date the Amended 2018 Plan was adopted by our Board.
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2018 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside, or which may apply to a participant. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2018 Plan. The Amended 2018 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.
2024 Proxy Statement	| 39

Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to the fair market value of the underlying stock on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on the day after such shares are transferred to the participant.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligation, we or the affiliate employer will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
Incentive Stock Options
The Amended 2018 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.
If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO, or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we or the affiliate employer will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income, or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested (i.e., subject to a substantial risk of forfeiture) when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following
40 |	2024 Proxy Statement

his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligation, we or the affiliate employer will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
RSU Awards
Generally, the recipient of an RSU award will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock or cash received over any amount paid by the recipient in exchange for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of any shares received upon settlement of an RSU award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we or the affiliate employer will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.
Stock Appreciation Rights
Generally, upon exercise of a stock appreciation right, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the
Code, and the satisfaction of our tax reporting obligation, we or the affiliate employer will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
New Plan Benefits
	Amended 2018 Plan
Name and position	Dollar value	Number of shares
Raul R. Rodriguez President and Chief Executive Officer	(1)	(1)
Dean L. Schorno Executive Vice President and Chief Financial Officer	(1)	(1)
Raymond J. Furey Executive Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary	(1)	(1)
Wolfgang Dummer Former Executive Vice President and Chief Medical Officer	(1)	(1)
David Santos Executive Vice President and Chief Commercial Officer	(1)	(1)
All current and former executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	(2)	(2)
All employees, including all current and former officers who are not executive officers, as a group	(1)	(1)
1.
Awards granted under the Amended 2018 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2018 Plan, and our Board and our Compensation Committee have not granted any awards under the Amended 2018 Plan subject to stockholder approval of this Proposal No. 2. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2018 Plan, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2018 if the Amended 2018 Plan had been in effect, are not determinable.

2024 Proxy Statement	| 41

2.
In 2023, each of our non-employee directors received stock option and RSU grants under our Amended 2018 Plan. Options granted to the non-employee directors are not intended to qualify as incentive stock options under the Code. Option and RSU grants to the non-employee directors in 2023 were non-discretionary. The exercise price of options granted to non-employee directors under the Amended 2018 Plan is 100% of the fair market value of our common stock on the date of the option grant, which is equal to the closing price of our stock on the grant date. The Board administers the Amended 2018 Plan such that (a) initial option grants to non-employee directors vest in equal monthly installments over the shorter of three years from the date of grant or the period beginning on the date the director is appointed to the Board and ending on the date of the Annual Meeting at which the director is first considered for election by the stockholders, provided that the non-employee director continues to provide services to us and (b) annual grants to non-employee directors comprise options and RSUs, where the options vest in equal monthly installments over one year from the date of grant, and the RSUs vest on the date prior to the Company’s next Annual Meeting. The term of options granted to non-employee directors under the Amended 2018 Plan is 10 years. In the event of a merger of Rigel with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving us, all stock awards held by each non-employee director whose continuous service has not terminated immediately prior to such change in control will become fully vested and exercisable immediately prior to the effectiveness of such change in control, and with respect to all other directors, each option will either continue in effect, if we are the surviving entity, or, if neither assumed nor substituted, will accelerate and the option will terminate if not exercised prior to the consummation of the transaction. Under our Non-Employee Directors Compensation Policy, each non-employee director who continues to serve as a non-employee director, on the day following each annual meeting, is automatically granted an option to purchase thirty thousand (30,000) shares of common stock and twenty-five thousand (25,000) RSUs, as well as the cash compensation as provided in the Director Compensation for Fiscal Year 2023 table.

42 |	2024 Proxy Statement

Plan Benefits
The following table shows, for each of the individuals and the various groups indicated, the number of shares of our common stock underlying awards that have been granted (even if not currently outstanding) under the 2018 Plan since its approval by our stockholders in 2018 and through March 25, 2024.
Name and principal position	Number of awards granted (#)
Raul R. Rodriguez President and Chief Executive Officer	7,650,000
Dean L. Schorno Executive Vice President and Chief Financial Officer	2,371,000
Raymond J. Furey Executive Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary	523,000
David A. Santos Executive Vice President and Chief Commercial Officer	1,448,000
Wolfgang Dummer, M.D., Ph.D. Former Executive Vice President and Chief Medical Officer	1,015,000
All current executive officers as a group (5 persons)	13,007,000
All current non-executive directors as a group (7 persons)	1,983,750
The two nominees standing for re-election as directors:
Gregg A. Lapointe	305,000
Brian L. Kotzin	315,000
Each associate of any director, executive officer or nominee (0 persons)	—
Each other person who received or is to receive 5% of awards (0 persons)	—
All employees, including all current non-executive officers, as a group (343 persons)	42,513,940
Stockholders are requested in this Proposal No. 2 to approve the amendment to our Amended 2018 Plan described above. The affirmative vote of the holders of a majority of the shares present online or represented by proxy and entitled to vote on this proposal at the Annual Meeting will be required to approve the amendment to our Amended 2018 Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The Amended 2018 Plan will not go into effect if our stockholders do not approve the amendment to the 2018 Plan and we will continue to operate the 2018 Plan in accordance with its terms. A copy of the Amended 2018 Plan is appended to this proxy statement as Appendix A.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
2024 Proxy Statement	| 43

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
At the 2023 Annual Meeting of Stockholders, our stockholders indicated their preference that the Company solicit a non-binding advisory vote on the compensation of the named executive officers, commonly referred to as a “say-on-pay vote,” every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, this year, the Board is again asking the stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules and we will hold our next advisory “say-on-pay” vote at the 2025 Annual Meeting of Stockholders.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosure contained in this proxy statement.
As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that our compensation policies and decisions are designed to motivate our management team to create long-term value for our stockholders by achieving strategic business objectives while effectively managing the risks and challenges inherent in a commercial stage biotechnology company. Further, we believe that our long-term success depends in large measure on the talents of our employees. Our compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce and experienced executives to lead us successfully in a competitive environment. We believe that our current executive compensation program directly links executive compensation to performance, aligning the interests of our executive officers with those of our stockholders. We encourage you to review carefully the “Compensation Discussion and Analysis” section of this proxy statement and the tabular and other disclosures on executive compensation contained in this proxy statement.
Accordingly, our Board is asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “For” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board or us. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the shares present online or represented by proxy and entitled to vote on this proposal at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.
44 |	2024 Proxy Statement

PROPOSAL 4:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 1998. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or applicable law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present online or represented by proxy and entitled to vote on this proposal at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
In connection with the audit of the 2023 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit and interim review services for the Company, which engagement agreement is subject to alternative dispute resolution procedures.
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2023 and December 31, 2022 by Ernst & Young LLP, the Company’s independent registered public accounting firm (in thousands).
	Fiscal Year Ended
	2023	2022
Audit fees	$1,623	$1,546
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	2
Total fees	$1,623	$1,548
“Audit fees” consist of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit fees in 2023 and 2022 included $125,000 and $149,000, respectively, in fees associated with the set-up of our “at the market” public offering facility.
“Audit-related fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” No such fees were billed during either fiscal year 2023 or 2022.
“Tax fees” include fees for tax compliance, tax planning and tax advice. No tax fees were billed in 2023 or 2022.
“All other fees” consist of fees for products and services other than the services described above.
All fees described above were approved by the Audit Committee.
2024 Proxy Statement	| 45

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee pre-approves all audit and permissible non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm, or on an individual, explicit case-by-case basis, before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.
THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMEND A VOTE IN FAVOR OF PROPOSAL 4.
46 |	2024 Proxy Statement

PROPOSAL 5:
APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF COMMON STOCK (WITHOUT REDUCING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK), IF AND WHEN DETERMINED BY OUR BOARD
OVERVIEW
The Reverse Stock Split Proposal is a proposal to adopt an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio between 1:2 and 1:20, inclusive (the “Split Ratio Range”), in the form set forth in Appendix B to this proxy statement. The Reverse Stock Split Proposal, if approved, would not immediately cause a reverse stock split, but rather would grant authorization to our Board to effect the reverse stock split (without reducing the number of authorized shares of our common stock) with a split ratio within the Split Ratio Range, if and when determined by our Board. Our Board has deemed it advisable, approved and recommended that our stockholders adopt and is hereby soliciting stockholder approval of the proposed amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio within the Split Ratio Range, in the form set forth in Appendix B to this proxy statement.
If we receive the required stockholder approval, our Board will have the sole authority to elect, at any time prior to the one year anniversary of the Annual Meeting date, whether or not to effect a reverse stock split. Even with stockholder approval of the Reverse Stock Split Proposal, our Board will not be obligated to pursue the reverse stock split. Rather, our Board will have the flexibility to decide whether or not a reverse stock split (and at what ratio within the Split Ratio Range) is in the best interests of the Company and its stockholders.
If approved by our stockholders and following such approval our Board determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, the reverse stock split would become effective upon filing a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. As filed, the certificate of amendment would state the number of outstanding shares to be combined into one share of our common stock, at the ratio approved by our Board within the Split Ratio Range. The amendment would not change the par value of our common stock and would not impact the total number of authorized shares of our common stock. Therefore, upon effectiveness of a reverse stock split, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued and outstanding shares of our common stock. Although we presently intend to effect the reverse stock split to increase the closing price of our common stock, under Section 242(c) of the Delaware General Corporation Law, our Board has reserved the right, notwithstanding our stockholders’ approval of the proposed amendment of the Amended and Restated Certificate of Incorporation at the Annual Meeting, to abandon the proposed amendment at any time (without further action by our stockholders) before the certificate of amendment with respect thereto is filed with the Secretary of State of the State of Delaware. Our Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Amended and Restated Certificate of Incorporation and the appropriate range within the Split Ratio Range for any such amendment, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance.
PURPOSE AND OVERVIEW OF THE REVERSE STOCK SPLIT
Our primary objective in effectuating the reverse stock split would be to attempt to raise the per-share trading price of our common stock. However, there can be no assurance that the reverse stock split would have that effect, initially or in the future. The proposed reverse stock split is not intended to be an anti-takeover device.
2024 Proxy Statement	| 47

In addition, we believe that the low per-share market price of our common stock impairs its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.
We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the reverse stock split successfully increases the per-share price of our common stock, we believe this increase would enhance our ability to attract and retain employees and service providers. Further, the reverse stock split will result in additional authorized and unissued shares becoming available for general corporate purposes as the Board may determine from time to time, including for use under its equity compensation plans.
Theoretically, decreasing the number of shares of our common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. We believe that the decrease in the number of shares of our outstanding common stock because of the reverse stock split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the reverse stock split is effected, particularly if the price per share of our common stock begins a declining trend after the reverse stock split is effectuated.
There can be no assurance that the reverse stock split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the reverse stock split would increase proportionately with the reverse stock split, or that any increase would be sustained for any period of time. In evaluating whether to seek stockholder approval of the Reverse Stock Split Proposal, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.
Even if our stockholders approve the Reverse Stock Split Proposal, our Board reserves the right not to effect the proposed amendment in its entirety if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect a reverse stock split.
RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT
We cannot predict whether the reverse stock split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•	the market price per share of our common stock after the reverse stock split would rise in proportion to the reduction in the number of shares outstanding before the reverse stock split;
•	the reverse stock split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;
•	the reverse stock split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or
•	the reverse stock split would promote greater liquidity for our stockholders with respect to their shares.
In addition, the reverse stock split would reduce the number of outstanding shares of our common stock without reducing the number of shares of available but unissued common stock, increasing the number of authorized but unissued shares of common stock. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative
48 |	2024 Proxy Statement

to the number of issued and outstanding shares of our common stock following the reverse stock split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Amended and Restated Certificate of Incorporation, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.
The market price of our common stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split.
PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT ON THE MARKET FOR OUR COMMON STOCK
On March 25, 2024, the closing price for our common stock on the Nasdaq Global Market was $1.44 per share. By decreasing the number of shares of our common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price would be increased. However, there can be no assurance that the market price of the common stock would rise to or maintain any particular level.
PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT ON OUR COMMON STOCK; NO FRACTIONAL SHARES
If our stockholders approve the Reverse Stock Split Proposal, and if our Board decides to effectuate a proposed amendment to effect a reverse stock split, the principal effect of the amendment would be to reduce the number of issued and outstanding shares of our common stock including those held by the Company in treasury stock, depending on the Split Ratio Range set forth in such amendment, from 175,404,663 shares as of the record date to between 87,702,332 shares and 8,770,233 shares. If the reverse stock split is effectuated, the total number of shares of our common stock each stockholder holds would be reclassified automatically into the number of shares of our common stock equal to the number of shares of our common stock each stockholder held immediately prior to the reverse stock split divided by the ratio approved by the Board within the Split Ratio Range and set forth in the applicable amendment.
Effecting the reverse stock split will not change the total authorized number of shares of our common stock. However, the reduction in the issued and outstanding shares would provide more authorized shares available for future issuance. We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of common stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of our securities, and we will continue to require, and are actively seeking, additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of common stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of us and our stockholders.
The reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests, except to the extent that the reverse stock split results in such stockholder owning a fractional share. No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split
2024 Proxy Statement	| 49

share is to be exchanged, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported by Nasdaq, on the last trading day prior to the effective date of the split. The proceeds would be subject to certain taxes as discussed below. In addition, stockholders would not be entitled to receive interest for the period of time between the filing of the certificate of amendment to the Amended and Restated Certificate of Incorporation and the date a stockholder receives payment for the cashed-out shares. The payment amount would be paid to the stockholder in the form of a check in accordance with the procedures outlined below.
After the reverse stock split, a stockholder would have no further interest in the Company with respect to such stockholder’s cashed-out fractional shares. A person otherwise entitled to a fractional interest would not have any voting, dividend or other rights except to receive payment as described above.
PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT ON OUTSTANDING EQUITY
As of the record date, we had outstanding (a) options to purchase an aggregate of 37,191,277 shares of our common stock with exercise prices ranging from $0.90 to $4.50 per share and (b) 4,078,957 restricted stock units outstanding under the 2018 Plan, the Inducement Plan, the 2011 Equity Incentive Plan (the “2011 Plan”), the 2000 Equity Incentive Plan, as amended and restated (the “2000 Plan”), and the Rigel Pharmaceuticals, Inc. 2000 Non Employee Directors’ Stock Option Plan (the “2000 Non Employee Directors’ Plan”) (and the foregoing collectively, the “Incentive Plans”). Under the Incentive Plans and our Employee Stock Purchase Plan (together with the Incentive Plans, the “Stock Plans”), the Compensation Committee of our Board (the “Compensation Committee”) has sole discretion to determine the appropriate adjustment to the awards granted under our Stock Plans in the event of a reverse stock split. Accordingly, if the reverse stock split is effected, the number of shares available for issuance under the Stock Plans, as well as the number of shares subject to any outstanding awards under the Stock
Plans, and the exercise price, grant price or purchase price relating to any such awards under the Stock Plans, will be proportionately adjusted by the Compensation Committee to reflect the reverse stock split. The Compensation Committee will also determine the treatment of fractional shares subject to outstanding awards under the Stock Plans. Accordingly, pursuant to the authority provided under the Stock Plans, the Compensation Committee is expected to authorize the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes to our Stock Plans.
For illustrative purposes only, if a 1-for-10 reverse stock split is effected, an outstanding stock option for 10,000 shares of common stock, exercisable at $1.05 per share, would be adjusted as a result of a 1-for-10 split ratio into an option exercisable for 1,000 shares of common stock at an exercise price of $10.50 per share.
PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT ON LEGAL ABILITY TO PAY DIVIDENDS
We have not declared or paid any dividends on our common stock, nor do we have any plans to declare in the foreseeable future any distributions of cash or other property to holders of common stock, and we are not in arrears on any dividends. Therefore, we do not believe that the reverse stock split would have any effect with respect to future distributions, if any, to holders of our common stock.
ACCOUNTING MATTERS
The reverse stock split would not affect the par value of our common stock, which would remain unchanged at $0.001 per share. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to our common stock would be reduced by the ratio approved by the Board within the Split Ratio Range. In other words, stated capital would be reduced by the ratio approved by the
Board within the Split Ratio Range, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock would be increased because there would be fewer shares of our common stock outstanding.
50 |	2024 Proxy Statement

BENEFICIAL HOLDERS OF OUR COMMON STOCK (STOCKHOLDERS WHO HOLD IN “STREET NAME”)
Upon the reverse stock split, we intend to treat shares held by stockholders in “street name,” through a broker, in the same manner as registered stockholders whose shares are registered in their names. Brokers would be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, brokers may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. Stockholders holding shares of our common stock with a broker and having any questions in this regard should contact their broker.
REGISTERED “BOOK ENTRY” HOLDERS OF OUR COMMON STOCK
If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares or cash payment in lieu of any fractional share interest, if applicable. If such a stockholder is entitled to post-reverse stock split shares, a transaction statement would automatically be sent to such stockholder’s address of record indicating the number of shares of our common stock held following the reverse stock split.
If such a stockholder is entitled to a payment in lieu of any fractional share interest, a check would be mailed to the stockholder’s registered address as soon as practicable after the effective time of the reverse stock split. By signing and cashing the check, stockholders would warrant that they owned the shares of our common stock for which they received a cash payment. The cash payment is subject to applicable federal and state income tax and state abandoned property laws. No stockholders would be entitled to receive interest for the period of time between the effective time of the reverse stock split and the date payment is received.
NO DISSENTERS’ RIGHTS
Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the reverse stock split.
MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT
The following summary describes certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock. For purposes of this summary a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. holder.” A “U.S. holder” is any of the following:
•	an individual who is or is treated as a citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (i) if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States Persons” have the authority to control all substantial decisions of such trust or (ii) that has a valid election in effect to be treated as “United States Persons” for U.S. federal income tax purposes.

This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by stockholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment), or (iv) partnerships or other pass-through entities (or any investors therein). The summary also does not discuss the effect of any state, local or non-U.S. laws, any U.S. federal tax considerations other
2024 Proxy Statement	| 51

than U.S. federal income tax considerations (such as gift tax or estate tax considerations), or the 3.8% Medicare contribution tax on net investment income.
This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.
EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT
If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.
Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.
U.S. HOLDERS
The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, except as described below with respect to cash in lieu of fractional shares, no gain or loss will be recognized upon the reverse stock split. In addition, the aggregate tax basis in the common stock received pursuant to the reverse stock split should equal the aggregate tax basis in the common stock surrendered (excluding the portion of the tax basis that is allocable to any fractional share), and the holding period for the common stock received should include the holding period for the common stock surrendered.
A U.S. holder that receives cash in lieu of a fractional share of common stock in the reverse stock split generally will be treated as having received such fractional share and then as having received such cash in redemption of such fractional share interest. A U.S. holder generally will recognize gain or loss measured by the difference between the amount of cash received and the portion of the basis of the pre-reverse stock split common stock allocable to such fractional interest. Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in our common stock surrendered in the reverse stock split was greater than one year as of the date of the exchange.
U.S. INFORMATION REPORTING AND BACKUP WITHHOLDING
Information returns generally will be required to be filed with the Internal Revenue Service (“IRS”) with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. holders. In addition, U.S. holders may be subject to a backup withholding tax at the rate specified in the Code on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.
NON-U.S. HOLDERS
Generally, non-U.S. holders will not recognize any gain or loss upon completion of the reverse stock split. In particular, gain or loss will not be recognized with respect to cash received in lieu of a fractional share provided that (a) such gain or loss is not effectively connected with the conduct of a trade or business in the United States (or, if certain income tax treaties apply, is not attributable to a non-U.S. holder’s permanent establishment or fixed base in the United States), (b) with respect to non-U.S. holders who are individuals, such non-U.S. holders are present in the United States for less than 183 days in the taxable year of the reverse stock split or certain other conditions are met, and (c) such non-U.S. holders comply with certain certification requirements.
52 |	2024 Proxy Statement

U.S. INFORMATION REPORTING AND BACKUP WITHHOLDING TAX
In general, backup withholding and information reporting will not apply to payments of cash in lieu of a fractional share of our common stock to a non-U.S. holder pursuant to the reverse stock split if the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder and the applicable withholding agent does not have actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a non-U.S. holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.
Stockholders are requested in this Proposal No. 5 to approve the Reverse Stock Split Proposal described above. The affirmative vote of the majority of the votes cast by the holders of shares present online or represented by proxy and entitled to vote on this proposal at the Annual Meeting will be required to approve the Reverse Stock Split Proposal. Abstentions with respect to Proposal No. 5 will not be considered “votes cast” and hence will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.
2024 Proxy Statement	| 53

PROPOSAL 6:
APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION AND VOTES OF PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
BACKGROUND OF AND RATIONALE FOR THE ADJOURNMENT PROPOSAL
If, at the Annual Meeting, we do not receive sufficient votes to approve the Reverse Stock Split Proposal, the Chief Executive Officer or the Chairman of the Board of the Company, in his reasonable discretion, may move to adjourn the Annual Meeting in order to enable our Board to continue to solicit additional proxies in favor of the Reverse Stock Split Proposal.
Our Board believes that if the number of votes received at the Annual Meeting is insufficient to approve the Reverse Stock Split Proposal, it is in the best interests of our stockholders to enable our Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal.
In the Adjournment Proposal, we are asking stockholders to vote in favor of adjourning or postponing the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal.
Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the votes on the Reverse Stock Split Proposal will be “Against” votes, we could adjourn or postpone the Annual Meeting without a vote on the Reverse Stock Split Proposal and use the additional time to solicit the holders of those shares to change their votes in favor of the Reverse Stock Split Proposal.
Stockholders are requested in this Proposal No. 6 to approve the Adjournment Proposal described above. The affirmative vote of the holders of a majority of the votes cast by the holders of shares present online or represented by proxy and entitled to vote on this proposal at the Annual Meeting will be required to approve the Adjournment Proposal. Abstentions with respect to Proposal No. 6 will not be considered “votes cast” and hence will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 6.
54 |	2024 Proxy Statement

EXECUTIVE COMPENSATION
MANAGEMENT: EXECUTIVE OFFICERS
Set forth below is the name, position and a brief summary of the business experience of each of our current executive officers, as well as his or her age as of March 25, 2024.
Name	Age	Position
Raul R. Rodriguez	63	President, Chief Executive Officer and Director
Dean L. Schorno	61	Executive Vice President and Chief Financial Officer
Raymond J. Furey	56	Executive Vice President, General Counsel and Corporate Secretary
David A. Santos	61	Executive Vice President and Chief Commercial Officer
Raul R. Rodriguez’s biography is set forth under the heading “Proposal 1 - Election of Directors” above.
Dean L. Schorno, age 61, was appointed as Executive Vice President and Chief Financial Officer (CFO) in May 2018. Mr. Schorno joined Rigel from 23andMe, Inc., the leading consumer genetics and research company, where he had been CFO since 2015. Before joining 23andMe, Mr. Schorno was CFO of Adaptive Biotechnologies (Seattle, WA) and Genomic Health (Redwood City, CA). During this time, he led financial operations through periods of significant business and commercial growth which included significant financing and commercial transaction activity. Mr. Schorno began his career in finance at an international accounting firm in San Francisco, CA before starting his own consultancy in 1991. A certified public accountant, Mr. Schorno is a graduate of the University of California, Berkeley (BS, Business Administration) and Golden Gate University (MS, Taxation).
Raymond J. Furey age 56, was appointed Executive Vice President, General Counsel and Corporate Secretary in December 2022, and Executive Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary in August 2023. In his prior positions, Mr. Furey oversaw various companies’ legal affairs and managed their in-house legal teams. Mr. Furey joined Rigel from Turning Point Therapeutics, where he held the role of Senior Vice President, Chief Compliance Officer from March 2021 to August 2022 and served as Interim General Counsel in 2022. Prior to joining Turning Point Therapeutics, Mr. Furey held various positions including Chief Operating Officer at Ara Pharmaceuticals from September 2020 to March 2021. Prior to that, he was Senior Vice President and Chief Compliance Officer at Portola Pharmaceuticals from August 2017 to September 2020. He has held other senior level positions at Mallinckrodt Pharmaceuticals and Questor
Pharmaceuticals. Additionally, Mr. Furey held the position of Corporate Compliance Officer at OSI Pharmaceuticals, and various other positions at Genentech. He holds a bachelor’s degree from Trinity College in Dublin, Ireland, an MBA from San Francisco State University, and a J.D. from Fordham University School of Law.
David A. Santos David A Santos, age 61, was appointed Executive Vice President and Chief Commercial Officer in August 2020. Mr. Santos joined Rigel from Jazz Pharmaceuticals, where he held the role of hematology/oncology business unit head, responsible for leading us commercialization of the oncology portfolio from January 2016 to July 2020. During his tenure at Jazz, he successfully grew the business unit through three launches to eventually have four promoted products in the leukemia, transplant and lung cancer markets. Prior to joining Jazz, from January 2014 to May 2015, Mr. Santos served as Vice President of sales and marketing for Medivation (now Pfizer), responsible for commercializing Xtandi for metastatic prostate cancer, and Vice President, kinase inhibitor franchise for Onyx (now Amgen), responsible for leading sales and marketing efforts with Nexavar and Stivarga. Before his work at Onyx, Mr. Santos served for nearly 9 years in roles of increasing responsibility at Genentech, Inc., where he launched and held key commercial leadership roles on several successful brands, including Avastin, Herceptin and Tarceva. Mr. Santos also held marketing and sales roles at Lilly Oncology and Bristol-Myers Squibb, where he started his pharmaceutical sales career. He received his BS in chemistry from St. Louis University.
Our executive officers are appointed by our Board and serve until their successors are elected or appointed. There are no family relationships among any of our directors or executive officers.
2024 Proxy Statement	| 55

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
As of January 31, 2024, stock options and RSUs covering an aggregate of 38,788,314 shares of common stock were outstanding under the 2018 Plan and the Inducement Plan (35,590,806 under the 2018 Plan, and 3,197,508 under the Inducement Plan) and 5,157,207 shares of common stock (plus any shares that might in the future be returned to the 2018 Plan as a result of the repurchase of shares or the cancellation or expiration of options) remained available for future grant under the 2018 Plan (5,157,207 shares under the 2018 Plan and 0 shares under the Inducement Plan). The weighted average exercise price of all stock options and RSUs outstanding as of January 31, 2024 was approximately $2.14 ($2.12 for shares under the 2018 Plan and $2.43 for shares under the Inducement
Plan), and the weighted average remaining term of such options and RSUs was approximately 5.59 years (5.46 years under the 2018 Plan and 7.23 years under the Inducement Plan). Except as set forth above, as of January 31, 2024, there were no shares of common stock that were subject to issuance upon the exercise of outstanding non-compensatory warrants and no other shares were subject to issuance upon the conversion of any convertible securities. A total of 175,404,663 shares of common stock were outstanding as of the Record Date.
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2023.
EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	33,124,048	$2.42	15,989,230(1)
Equity compensation plans not approved by security holders	2,860,608	$2.54	377,900(2)
Total	35,984,656	$2.43	16,367,130(1)
(1)	Includes 2,495,835 shares of common stock authorized for future issuance under the Amended 2000 ESPP.
(2)	Represents shares of stock authorized for future issuance under the Inducement Plan.
56 |	2024 Proxy Statement

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of January 31, 2024 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Rigel Pharmaceuticals, Inc., 611 Gateway Boulevard, Suite 900, South San Francisco, CA 94080.
	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Five percent stockholders
Armistice Capital, LLC(2) 510 Madison Ave. New York, NY 10022	17,100,000	9.78%
Entities Affiliated with BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	15,198,077	8.69%
Morgan Stanley(4) 1585 Broadway Net York, NY 10036	14,490,600	8.29%
Soleus Capital Master Fund, LP(5) 104 Field Point Road Greenwich, Connecticut 06830	9,442,579	5.40%
The Vanguard Group(6) 100 Vanguard Boulevard Malvern, PA 19355	8,953,217	5.12%
Directors and named executive officers
Walter H. Moos(7)	462,222	*
Gary A. Lyons(8)	460,000	*
Brian L. Kotzin(9)	390,000	*
Gregg A. Lapointe(10)	380,000	*
Jane Wasman(11)	308,750	*
Alison Hannah(12)	198,750	*
Kamil Ali-Jackson(13)	211,250	*
Raul R. Rodriguez(14)	9,492,647	5.43%
Dean L. Schorno(15)	1,754,927	1.00%
Wolfgang Dummer(16)	620,583	*
David A. Santos(17)	1,064,478	*
Raymond J. Furey(18)	457,472	*
All executive officers and directors as a group (12 persons)(19)	15,801,079	9.04%
*	Less than one percent.
(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 174,885,035 shares of the common stock of the Company outstanding on January 31, 2024, adjusted as required by rules.

(2)
The entities affiliated with Armistice Capital LLC possess sole voting power over 0 shares, shared voting power over 17,100,000 shares, sole dispositive power over 0 shares and shared dispositive power over 17,100,000 shares.

2024 Proxy Statement	| 57

(3)	BlackRock, Inc. possesses sole voting power over 14,615,978 shares, shared voting power over 0 shares and sole dispositive power over 15,198,077 shares.
(4)
The entities affiliated with Morgan Stanley possesses sole voting power over 0 shares, shared voting power over 14,466,965 shares, sole dispositive power over 0 shares and shared dispositive power over 14,490,600 shares.

(5)
The entities affiliated with Soleus Capital Master Fund LP possesses sole voting power over 0 shares, shared voting power over 9,442,579 shares, sole dispositive power over 0 shares and shared dispositive power over 9,442,579 shares.

(6)	The Vanguard Group possesses sole voting power over 0 shares, share voting power over 240,799 shares, sole dispositive power over 8,654,322 shares and shared dispositive power over 298,895 shares.
(7)	Includes 385,000 shares subject to stock options that are exercisable within 60 days.
(8)	Includes 385,000 shares subject to stock options that are exercisable within 60 days.
(9)	Includes 315,000 shares subject to stock options that are exercisable within 60 days.
(10)	Includes 305,000 shares subject to stock options that are exercisable within 60 days.
(11)	Includes 233,750 shares subject to stock options that are exercisable within 60 days.
(12)	Includes 142,500 shares subject to stock options that are exercisable within 60 days.
(13)	Includes 167,500 shares subject to stock options that are exercisable within 60 days.
(14)	Includes 7,403,124 shares subject to stock options that are exercisable within 60 days.
(15)	Includes 1,198,408 shares subject to stock options that are exercisable within 60 days.
(16)	Includes 548,124 shares subject to stock options that are exercisable within 60 days. Dr. Dummer was our Executive Vice President and Chief Medical Officer until March 2023.
(17)	Includes 700,866 shares subject to stock options that are exercisable within 60 days.
(18)	Includes 243,472 shares subject to stock options that are exercisable within 60 days.
(19)	Includes shares owned by and granted to executive officers and directors, of which 12,168,744 shares are subject to stock options that are exercisable within 60 days, as described in the notes above.
DELINQUENT SECTION 16(a) REPORTS
Based solely on a review of the reports filed for fiscal year 2023 and related written representations from reporting persons, we are not aware of any late or delinquent filings under Section 16(a) of the Securities Exchange Act of 1934, except one Form 4 for each of Ms. Ali-Jackson, Dr. Hannah, Dr. Kotzin, Mr. Lapointe, Mr. Lyons, Mr. Rodriguez, and Ms. Wasman that was filed late due to administrative oversight, in each case reporting two transactions.
58 |	2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
This section explains our executive compensation program and philosophy, our compensation-setting process, our executive compensation program components, and the decisions made in 2023 with respect to the compensation of each of the following executive officers as well as one former executive officer, who are referred to in this Compensation Discussion and Analysis and in the subsequent tables as our “Named Executive Officers”:

Raul R. Rodriguez President and Chief Executive Officer	Dean L. Schorno Executive Vice President and Chief Financial Officer	Raymond J. Furey Executive Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary	David A. Santos Executive Vice President and Chief Commercial Officer	Wolfgang Dummer M.D., Ph.D.* Former Executive Vice President and Chief Medical Officer
*	Dr. Dummer resigned from Rigel in March 2023.
2023 Business Highlights
From a business perspective, 2023 was a productive year for Rigel, both clinically and commercially. Since the beginning of 2023 our strategic, clinical, and commercial efforts have yielded the following significant events:
•	In January 2023, we announced that the National Comprehensive Cancer Network (NCCN) added newly approved REZLIDHIA to the Clinical Practice Guidelines in Oncology for Acute Myeloid Leukemia.
•
In February 2023, we announced publication of data summarizing results from the Phase 2 registrational trial of REZLIDHIA demonstrating that REZLIDHIA induced durable remissions and transfusion independence with a well-characterized safety profile.

•	In April 2023, our partner Kissei announced the launch of TAVALISSE in Japan.
•	In May 2023, and again in August 2023 and November 2023, we announced quarterly TAVALISSE sales representing the highest number of bottles shipped to patients and clinics in a quarter since launch.
•
In June 2023, we presented promising data from the Phase 2 trial of REZLIDHIA in acute myeloid leukemia (AML) patients who have a susceptible isocitrate dehydrogenase-1 (IDH1) mutation as detected by an FDA-approved test and are relapsed/refractory to prior venetoclax-based regimens; and, also announced publication of an expert review article in Blood Advances that recommended treatment with REZLIDHIA in venetoclax plus HMA failures, based on the available data.
•	In August 2023, we announced second quarter sales of REZLIDHIA were up 77% over the first quarter.
•
In November 2023, we announced the presentation of four poster presentations at the American Society of Hematology Annual Meeting, showing positive data from our commercial and clinical-stage programs for REZLIDHIA, TAVALISSE, and our IRAK 1/4 inhibitor, R289.

•
Also in November, we announced a multi-year strategic development collaboration with the University of Texas MD Anderson Cancer Center to expand the evaluation of REZLIDHIA in AML and other hematologic cancers.

•
In January 2024, we announced a collaboration with CONNECT, an international collaborative network of pediatric cancer centers, to conduct a Phase 2 clinical trial to evaluate REZLIDHIA in combination with temozolomide as maintenance therapy in newly diagnosed pediatric and young adult patients with high-grade glioma (HGG) harboring an IDH1 mutation.

•
In February 2024, we announced the acquisition of U.S. rights to GAVRETO, a once daily, small molecule, oral, kinase inhibitor approved by the FDA for the treatment of adult patients with metastatic RET fusion-positive non-small cell lung cancer.

2024 Proxy Statement	| 59

Overview of Executive Compensation Program and Objectives
Our executive officer compensation program is grounded in a pay-for-performance philosophy and is intended to meet three principal objectives:
•	Attract and retain key executive leaders with proven track records in their areas of expertise;
•	Motivate our management team to create long-term value for our stockholders by tying a significant portion of executive compensation to company performance goals (including goals relating to the achievement of strategic business objectives, product development, financial performance, and cash position); and
•	Effectively manage the risks and challenges inherent in a commercial stage biotechnology company.
Based on this philosophy, our performance-driven compensation program consists of three principal pay elements as outlined in the table below:

PAY ELEMENTS		
	Base Salary	Annual Cash Incentive Awards	Equity Awards
Who Receives	All Named Executive Officers →		
When Granted	Annually →		
Form of Delivery	Cash →		Stock options and RSUs
Type of Performance	Short-term emphasis →		Long-term emphasis
Performance Period	1 year →		3 or 4-year time-vesting for service-based awards and performance-based awards
How Payout Determined	Compensation Committee determination	Based upon established corporate objectives, as well as certain other quantitative and qualitative factors considered by the Compensation Committee in its discretion and approved by the Board of Directors	For stock options, based upon stock price appreciation between grant and exercise, as well as attainment of corporate performance goals For RSUs, the value of the RSUs is dependent on our stock price over the vesting period
2023 Performance Measures	Individual	Financial and operational performance goals; individual performance (other than the Chief Executive Officer)	Stock price appreciation and, with respect to 2023 performance-based options, attainment of performance goals relating to net product sales and corporate development

60 |	2024 Proxy Statement

Our Compensation Committee has determined that these three principal components, with a substantial portion of total compensation allocated to “at-risk” incentives through the use of annual and long-term incentive compensation, best align the interests of our executive officers with those of our stockholders. As illustrated in the chart below, for 2023, approximately 79% of the target compensation of our President and Chief Executive Officer was variable and is realized only if the applicable performance goals are met and/or based upon our stock price:

Our Executive Compensation Practices
Our Compensation Committee reviews the Company’s executive compensation program on at least an annual basis to evaluate whether it supports the Company’s executive compensation philosophy and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:
Our Executive Compensation Practices
What We Do	What We Don’t Do
 ✔ Compensation Committee consists solely of independent directors
 ✔ Significant portion of target annual compensation delivered in the form of variable compensation tied to Company performance
 ✔ Long-term objectives aligned with the creation of stockholder value
 ✔ Total target compensation aligned to competitive market and relevant peer group
 ✔ Use of independent compensation
consultant reporting directly to the
Compensation Committee and providing
no other services to the Company
 ✔ Double-trigger vesting for equity awards in the event of a change in control
 ✔ Annual say-on-pay vote

✘ No material perquisites
 ✘ No excessive severance benefits
 ✘ No hedging or other forms of speculative transactions by employees or directors
 ✘ No dividends or dividend equivalents on unearned equity awards
 ✘ No change-in-control related tax gross-ups
 ✘ No service-based defined benefit pension plan
 ✘ No repricing of stock options without stockholder approval
 ✘ No granting of discounted stock options

2023 Say-on-Pay Vote
Our Compensation Committee values the opinions of our stockholders and considers the outcome of each non-binding advisory stockholder vote on the compensation program for our named executive officers, commonly referred to as a “say-on-pay” vote, when we make compensation decisions for the members of our executive team, including the Named Executive Officers.
Stockholder support for our recent say-on-pay votes has been consistently strong, with an average of over 96% of the votes cast (excluding abstentions and broker non-votes) in each year since 2018. As part of its review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 91% of the votes cast (excluding abstentions and broker non-votes) for the Company’s say-on-pay vote at our 2023 Annual Meeting of Stockholders. Recognizing the importance of our stockholders’ opinions, and noting that this 2023 vote equated to approximately 79.8% of the votes cast if abstentions were included, the Compensation Committee and the Company’s management conducted stockholder outreach. We reached out to fifteen of our thirty largest stockholders,
2024 Proxy Statement	| 61

representing approximately 50% of our outstanding shares. Of these, eight replied, and three agreed to meet with us. We received largely positive feedback, and several constructive suggestions for improvements in our disclosures, which we have acted on through enhancements to this proxy statement, and to our website.
The Compensation Committee determined that the Company’s executive compensation philosophy and objectives and compensation elements continued to be appropriate and did not make any changes to the Company’s executive compensation program in response to the 2023 say-on-pay vote.
What We Pay and Why
2023 Executive Compensation Decisions
Consistent with our executive compensation philosophy and program objectives, in determining the 2023 target compensation levels and mixture of compensation elements for each Named Executive Officer, the Compensation Committee and Mr. Rodriguez (other than with respect to his own compensation) considered, as applicable, Company performance, individual performance, position and level of responsibility, market demand and retention considerations, the competitive market as reflected in our peer group, and the Company’s financial, strategic, and operational goals. We believe that our 2023 executive compensation program was reasonable and consistent with our financial performance, the individual performance of each of our Named Executive Officers, and the overall achievement of the goals that we believe create and enhance stockholder value.
Base Salary
When establishing base salaries for executives, the Compensation Committee primarily considers the base salaries of similarly-situated executive officers in the Company’s peer group. In 2023, the Compensation Committee also considered a number of additional factors, including the executive’s experience, position, level of responsibility, level of unique skills, and market demand for similar individuals with such Named Executive Officer’s specific expertise and experience in the biotechnology industry, as well as the officer’s individual performance and contribution to corporate performance goals. In the case of a new hire, the Compensation Committee also considers the competitive market for the position. The table below sets forth the 2022 and 2023 annual base salary levels for each of our Named Executive Officers, as well as the percentage increase from 2022 to 2023 to the extent applicable:
Named Executive Officer	2022 Base Salary	2023 Base Salary	% Increase
Raul R. Rodriguez	$700,000	$728,000	4.00%
Dean L. Schorno	$460,000	$476,100	3.50%
Raymond J. Furey(1)	$440,000	$440,000	0.00%
David A. Santos	$450,000	$477,000	6.00%
Wolfgang Dummer(2)	$490,000	$499,800	2.00%
(1)	Mr. Furey joined the Company in November 2022 and the amount reported in the 2022 Base Salary column represents his 2022 annualized base salary.
(2)	Dr. Dummer resigned from Rigel in March 2023 and the amount reported in the 2023 Base Salary column represents his annualized 2023 base salary.
Short-Term Incentive Compensation
Each year, the Compensation Committee establishes an annual cash incentive plan, providing target bonus payouts based on a percentage of the applicable individual’s base salary. In 2023, we provided our Named Executive Officers with the opportunity to earn short-term incentive compensation under the 2023 Cash Incentive Plan (the “2023 Cash Plan”).
Under the 2023 Cash Plan, cash bonuses become payable based upon the achievement of corporate goals and a review of personal performance, with performance determinations made at the discretion of the Compensation Committee. For each participant in the 2023 Cash Plan, the corporate performance goals related to the Company’s financial and operational performance. The corporate goals established under the 2023 Cash Plan reflect the Company’s continued belief that executive compensation should be tied to goals related to net sales growth, clinical development, and regulatory approval with respect to
62 |	2024 Proxy Statement

current or potential product candidates, business development, expense management, cash position, and our pipeline of potential product candidates, which goals are designed to support stockholder value creation, taking into account the volatile nature of the Company’s industry. The corporate goals reviewed and approved by our Compensation Committee and subsequently ratified by the Board under the 2023 Cash Plan were designed to be challenging, but attainable with strong management performance.
The 2023 Cash Plan provides the Compensation Committee and the Board with the discretion to adjust the actual bonus that an executive officer would be eligible to receive under the plan from 0% to 200% of the executive’s “Target Bonus (%)” shown in the “Named Executive Officer” table below. Pursuant to its discretionary authority, our Compensation Committee also considered other company and individual performance goals, current economic conditions, and the performance by each executive officer when evaluating whether and to what extent to award bonuses. For 2023, the CEO’s bonus was based 100% on corporate goal achievement; and, for non-CEO officers, bonus was weighted such that 70% was based on corporate goal achievement, and 30% on individual performance.
Our Compensation Committee uses a threshold of “40% completion of aggregate corporate goals” to determine whether any bonuses should be received by the executive officers. Eligibility for this bonus, and the amount of the actual bonus, are not guaranteed, and are reviewed and determined for each executive annually by the Compensation Committee. Generally, in order to be eligible to receive the maximum bonus payout, the Company’s performance must not only exceed the targets established by our Compensation Committee, but the individual’s contribution to that achievement must also exceed the contribution expected of that individual in the course of performing their duties at the level expected of someone in that individual’s position. The table below sets forth each of the corporate goals established under the 2023 Cash Plan, as well as the weight given to each such goal and the percentage attainment of that goal as determined and approved by the Compensation Committee and subsequently ratified by the Board:
2023 Corporate Goals		Target Weighting	Percent Attainment of Overall Target Bonus
Grow US sales:		50%	45%
1)	Achieve a target of combined US net product sales
2)	Successfully launch REZLIDHIA
Expand Pipeline:		30%	30%
1)	Continue clinical trial of R289 IRAK 1/4 inhibitor in low-risk myelodysplastic syndrome (“MDS”)
2)	Develop out-licensing opportunities to partner programs or products
3)	Develop in-licensing or acquisition opportunities aligned to expand our hematology-oncology focused portfolio
4)	Initiate study to expand indications for commercial product(s)
Financial:		20%	20%
1)	Maintain operating expenses and cash balance within budget
2)	Generate meaningful non-sales revenue, from collaborations or financing, if necessary
Total (as a % of Target Bonus)		100%	95%
2024 Proxy Statement	| 63

In order to determine the overall attainment percentage under the 2023 Cash Plan, our CEO, along with the Company’s management, reviews and assesses performance against the goals specified above, and makes recommendations to the Compensation Committee based on that assessment. The Compensation Committee reviews this feedback, and makes a recommendation to the Board, which ultimately reviews and approves the final payouts under the 2023 Cash Plan.
In 2023 we achieved a large majority of our overall goals and made additional achievements beyond those originally planned.
•
US Sales Growth Goal: There was substantial achievement of the commercial sales goal with the company achieving combined US net product sales of $104.3 million and making significant progress on the REZLIDHIA launch. TAVALISSE net product sales of $93.7 million represent a 24% increase compared to $75.8 million in full year 2022. REZLIDHIA net product sales of $10.6 million increased by $9.7 million compared to $0.9 million in 2022. While we were pleased with our achievements, overall, these sales were below our target goal, and percent attainment of the overall target bonus was reduced.

•	Pipeline Expansion Goal: Pipeline expansion accomplishments are evaluated collectively for target achievement purposes.
○
Early phase trials of the IRAK 1/4 inhibitor R289 in lower-risk MDS made substantive progress; target enrollment in the second cohort of the trial was completed and we started to enroll patients in the third cohort.

○	In December 2023, Rigel and The University of Texas MD Anderson Cancer Center (MD Anderson) announced a multi-year strategic development collaboration to expand the evaluation of olutasidenib in AML and other hematologic cancers. In January 2024, Rigel and CONNECT announced a strategic development collaboration to evaluate olutasidenib in combination with temozolomide as maintenance therapy in patients with HGG harboring an IDH1 mutation. Much of the efforts with putting the CONNECT agreements in-place were completed in 2023.
○
In February 2024, Rigel announced the acquisition of the U.S. rights to GAVRETO® (pralsetinib). The acquisition of this product further expands Rigel’s portfolio and leverages Rigel’s existing infrastructure in both the institutional and community medical practice settings. A substantial portion of the GAVRETO business development and due diligence efforts were completed in 2023.

Although the planned pipeline goal originally contemplated pursuing certain development options, which were ultimately rejected in favor of new opportunities determined to be more advantageous for the Company, the Company’s overall pipeline expansion achievement for 2023 supported full attainment of the overall target bonus for this metric.
•
Financial Goal: By managing expenses and leveraging efficiencies, we maintained operating expenses and cash balance within budget, resulting in full goal achievement for this metric. For the full year 2023, total costs and expenses were $137.4 million, compared to $175.8 million for the full year 2022. As of December 31, 2023, Rigel had cash, cash equivalents and short-term investments of $56.9 million, compared to $58.2 million as of December 31, 2022.

64 |	2024 Proxy Statement

The table below sets forth the target bonus opportunities for each of the Named Executive Officers (each expressed as a percentage of base salary and in dollars), as well as the actual bonus payment amount with respect to 2023 performance:
Named Executive Officer	Target Bonus (%)(1)	Target Bonus ($)	Individual Performance (30% of total) (%)	Corporate Bonus Achievement (70% of total) (%)	Actual Payment ($)
Raul R. Rodriguez	60%	$436,800	(2)	95%	$414,960
Dean L. Schorno	50%	$238,050	100%	95%	$229,719
Raymond J. Furey	50%	$220,000	100%	95%	$212,300
David Santos	50%	$238,500	100%	95%	$230,153
Wolfgang Dummer	50%	$249,900	(3)	(3)	(3)
(1)
Target bonus opportunity percentage for each of the Named Executive Officers was unchanged in 2023 as compared to 2022. Mr. Furey’s target bonus opportunity percentage was established when he joined the Company based on competitive market practices as well as the Company’s internal pay practices.

(2)	CEO bonus is based 100% on corporate goal achievement.
(3)	Dr. Dummer’s bonus was paid as part of his Non-COC Qualifying Termination as described in the Severance and Change of Control Benefits section below, and not part of the 2023 Cash Plan.
Long-Term Incentive Compensation
The Company provides long-term incentive compensation to its Named Executive Officers in the form of stock option and RSU awards, which awards are designed to align a component of our executive compensation program with the interests of our stockholders to create long-term value in the Company, as demonstrated through stock price performance. The 2023 equity awards were granted under the 2018 Plan.
In January 2023, the Compensation Committee determined the number of equity awards to be granted to each participating Named Executive Officer based upon each such executive’s individual contributions and past performance, vesting status of options already held by the executive, position with the Company, and comparison to the equity awards granted to the corresponding executives of our peer companies, as well as our performance during the preceding year. In January 2023, after consideration of these factors, the Compensation Committee approved the grant of stock options and RSU awards to each of the Named Executive Officers, other than Messrs. Furey and Dummer, as set forth in the table below. Exercise prices for each stock option were set at the fair market value of the common stock on the date of grant.
For stock options granted to the Named Executive Officers in 2023, half of these stock options are subject to time-based vesting on a monthly basis over four years, while the remaining half of the stock options are subject to performance-based vesting criteria. Of the performance-based options, half vest upon achievement of certain net product sales goals, and half vest upon achievement of certain goals in corporate development via acquisition and/or licensing. The performance goals for the performance-based options were designed to be challenging, yet attainable with strong management performance. In each case, vesting of any such stock options is subject to the executive’s continuous service to the Company through the applicable vesting date. For RSU awards granted to the Named Executive Officers in January 2023, these RSUs are subject to time-based vesting in equal annual installments over four years, with a vesting commencement date of February 1, 2023.
Named Executive Officer	Time-Vested Options (#)	Performance-Vested Options (#)	RSUs (#)
Raul R. Rodriguez	600,000	600,000	300,000
Dean L. Schorno	125,000	125,000	63,000
Raymond J. Furey(1)	—	—	—
David Santos	160,000	160,000	80,000
Wolfgang Dummer	—	—	—
2024 Proxy Statement	| 65

(1)	In light of Mr. Furey’s November 2022 commencement of employment and his new hire grant at the time, Mr. Furey did not receive an annual grant in 2023.
(2)	Dr. Dummer did not receive an annual grant in 2023.
2023 Vesting of Performance Equity Grants
In January 2023, each of Messrs. Rodriguez, Schorno and Santos received awards of stock options subject to performance-based vesting criteria relating to the achievement of certain net product sales and corporate development goals. In January 2022, each of Messrs. Rodriguez, Schorno and Santos and Dr. Dummer received awards of stock options subject to performance-based vesting criteria relating to regulatory approvals and progress of certain clinical trials. In addition, in August 2020 and October 2021, Dr. Dummer received awards of stock options subject to performance-based vesting criteria relating to clinical trial progress.
The Named Executive Officers additionally hold various awards of stock options subject to performance-based vesting criteria that have not been achieved. These vesting criteria include achievement of product sales levels above current levels, and regulatory filings, milestones, or approvals, of additional products or indications.
The performance metrics for the following number of performance-based stock options were deemed to have been achieved and became vested for each of the following Named Executive Officers during 2023:
Named Executive Officer	Number of Performance-Based Options Vested in 2023
Raul R. Rodriguez	200,000
Dean L. Schorno	50,000
Raymond J. Furey	—
David Santos	50,000
Wolfgang Dummer(1)	65,625
(1)
The number of shares includes 15,625 shares that vested in 2023, which were part of an award granted in August 2020, and for which the performance metric was full enrollment of phase 3 in the Company’s FORWARD clinical trial, which was determined to have been achieved in 2021, and was subject to 24 monthly vesting from vesting commencement date.

The performance-based options vested in 2023 and shown in the table above were part of a long-term incentive award granted in January 2022. The specific performance condition deemed to have been achieved, as determined in January 2023, was to generate Phase 3 results in clinical trials of fostamatinib in two potential new indications.
Other Elements of Our 2023 Executive Compensation Program
Offer Letter Agreements. The Company has entered into offer letter agreements with each of Messrs. Schorno, Santos and Furey. During the term of his employment, Dr. Dummer also had an offer letter. These offer letters describe the basic terms of each executive’s employment, including each executive’s initial base salary, annual bonus target, initial long-term equity incentive grant, eligibility for severance, and standard Company benefits. The terms of the offer letters are described in further detail under “Employment Severance and Change of Control Agreements” below.
Severance and Change of Control Benefits. Pursuant to the Rigel Pharmaceuticals, Inc. Executive Severance
Plan (the “Severance Plan”), our Named Executive Officers are entitled to certain severance benefits in the event of an involuntary termination by the employer without cause or resignation by the employee with good reason, which severance benefits are enhanced in the event of such a qualifying termination which occurs on or within 18 months following a “Change of Control” (as defined in the Severance Plan). For each of our Named Executive Officers, the Severance Plan provides for a combination of (i) cash severance payments, (ii) payment of COBRA premiums, (iii) accelerated vesting of certain outstanding equity-based awards, and (iv) an extended exercise period for stock options upon termination. These severance payment terms differ depending on
66 |	2024 Proxy Statement

(i) whether such termination takes place within the Change of Control period, and (ii) the Named Executive Officer’s position.
Given the nature of the industry in which we participate and the range of strategic initiatives that we may explore, we believe these severance benefits are an essential element of our executive compensation program and assist us in recruiting and retaining talented individuals. The Severance Plan also reduces the need to negotiate individual severance arrangements with departing executives and protects our executives from termination for circumstances not of their doing. We also believe the Severance Plan promotes management independence and helps retain, stabilize, and focus the executive officers in the event of a change of control. By establishing these severance and change of control benefits, we believe we can mitigate the distraction and loss of executive officers that may occur in connection with rumored or actual fundamental corporate changes and thereby protect stockholder interests while a transaction is under consideration or pending.
On February 1, 2023, Dr. Dummer informed Rigel of his intention to resign from his position as Rigel’s Executive Vice President and Chief Medical Officer. In order to induce Dr. Dummer to remain employed through March 31, 2023, while Rigel commenced a search for a successor, and in exchange for a full general release of claims and continued compliance with Dr. Dummer’s Employee Confidential Information and Inventions Agreement, Dr. Dummer’s resignation was deemed a Non-COC Qualifying Termination under the terms of the Severance Plan.
Please see the sections entitled “Employment, Severance and Change of Control Agreements,” “2023 Potential Payments Upon Change in Control and Termination Table,” and “2023 Potential Payments Upon Termination Table” for further information regarding the benefits payable under the Severance Plan including the amounts paid to
Dr. Dummer in connection with his Non-COC Qualifying Termination.
Perquisites and Other Benefits. We provide general employment benefits to our executive officers on the same basis as the benefits provided to all of our employees, including health, vision, and dental insurance, term life insurance, and short-term and long-term disability insurance.
Incentive Compensation Recoupment Policy. The Company maintains a Clawback Policy, which applies to individuals designated by the Board as executive officers for purposes of Section 16 of the Exchange Act. Our policy generally provides that, in the event that (i) an incentive compensation payment or award (or the vesting of such award) was based upon the achievement of financial results that were subsequently the subject of a restatement to correct an accounting error due to material noncompliance with any financial reporting requirement under the federal securities laws (other than corrections resulting from changes to accounting standards) and (ii) a lower incentive compensation payment or award would have been made to such officer (or lesser or no vesting would have occurred with respect to such award) based upon the restated financial results, then we will recover the full or partial portion of cash or equity-based incentive compensation received by such officer during the three fiscal years preceding the date on which we were required to prepare the restatement. Our policy is separate from and in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 that are applicable to our Chief Executive Officer and Chief Financial Officer.
Anti-Hedging Policy. The Company’s anti-hedging policy prohibits our employees and directors, as well as certain designated consultants and contractors, from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our stock.
How We Make Executive Compensation Decisions
Role of Our Compensation Committee
Our Compensation Committee reviews and approves our executive compensation philosophy, objectives and methods, evaluates our performance and the performance of our executive officers, and either approves executive compensation or makes recommendations for ratification by our independent Board members. The members of our Compensation Committee are appointed by our Board, and each member is an independent director (as “independence” is currently defined in Rule 5605(a)(2)
of the Nasdaq listing rules). In 2023, the members of our Compensation Committee were Dr. Moos, Ms. Ali-Jackson, and Mr. Lapointe.
Our Compensation Committee typically meets at least quarterly, and with greater frequency, if necessary, to evaluate the performance of our executive officers and the impact that performance had on the achievement of our corporate strategies, business objectives, and the long-term interests of our stockholders by:
2024 Proxy Statement	| 67

•	carefully reviewing our corporate objectives identified by our senior management and directors;
•	updating, from time to time, our compensation and benefit plan policies;
•	receiving updates on the various compensation options, emerging topics and best practices, and customizing those compensation options to our business goals and objectives; and
•	either approving executive compensation and other terms of employment or taking its recommendations to the independent members of the Board for approval.
Role of Management in Executive Compensation
For executive compensation decisions, our Compensation Committee considers the recommendations of our President and Chief Executive Officer, Raul R. Rodriguez (except with respect to decisions regarding Mr. Rodriguez’s own compensation). Mr. Rodriguez annually leads the development of our corporate objectives and goals, which are typically reviewed and recommended by our Compensation Committee and approved by the Board. Alternatively, our Compensation Committee may set the corporate objectives and goals pursuant to the powers delegated under the charter of our Compensation Committee. Mr. Rodriguez provided the Company’s business and operations perspective for our Compensation Committee’s final review of progress made on the goals set for 2023. Our SVP, Human Resources also provides our Compensation Committee with general and company-specific information regarding compensation matters, as well as updates on compensation of our peer companies, as public information becomes available, if requested by the Compensation Committee.
Guidance from Independent Compensation Consultant
The Compensation Committee retained the services of Pearl Meyer as its independent compensation consultant. References in this disclosure to “Compensation Consultant” refer to Pearl Meyer. With respect to 2023 executive compensation, the Compensation Consultant analyzed our executive officers’ compensation against the compensation of executive officers at comparable companies to ensure that our compensation was competitive with our peers, with the goal of retaining and adequately motivating our senior management and made recommendations regarding our executive compensation program. The Compensation
Consultant was invited to attend certain Compensation Committee meetings during 2023 during which they presented and discussed their analysis and findings. Other than services provided to the Compensation Committee, the Compensation Consultant did not provide any services to the Company with respect to 2023. The Compensation Committee reviewed the independence of the Compensation Consultant under Nasdaq and SEC rules and concluded that the work of the Compensation Consultant has not raised any conflict of interest.
Competitive Market Review and Benchmarking
When considering compensation decisions, our Compensation Committee reviews the compensation of similarly situated executive officers at companies that we consider to be our peers, when such information is available and determined to be meaningful, taking into consideration the experience, position, and functional role, level of responsibility and uniqueness of applicable skills of both our executive officers and those of our peers, and the demand and competitiveness for attracting and retaining an individual with each executive officer’s specific expertise and experience in the biotechnology industry.
68 |	2024 Proxy Statement

To identify this peer group of companies, in 2023, the Compensation Committee engaged the Compensation Consultant, which considered such factors as industry, geography, product and commercial development stage, market capitalization, and revenue. Based on that review, the companies set forth below were used by our Compensation Committee as our peer group for evaluating 2023 compensation decisions. In comparison to the peer group from last year, the following changes were made: (i) the removal of Epizyme, Inc., Geron Corporation, ImmunoGen, Inc., La Jolla Pharmaceutical Company, Provention Bio, Inc., and Sorrento Therapeutics, Inc., and (ii) the addition of Arcturus Therapeutics, Inc., Assertio Holdings, Inc., Atara Biotherapeutics, Inc., Gritstone bio, Inc., MacroGenics, Inc., and Nektar Therapeutics. These changes were made in order to account for acquisitions, size or business differences.
2023 Compensation Peer Group
• ADMA Biologics, Inc. • Agenus Inc. • Arcturus Therapeutics, Inc. • Assertio Holdings, Inc. • Atara Biotherapeutics, Inc. • Esperion Therapeutics, Inc.	• Gritstone bio, Inc. • Heron Therapeutics, Inc. • Karyopharm Therapeutics Inc. • MacroGenics, Inc. • MannKind Corporation • Mirum Pharmaceuticals, Inc.	• Nektar Therapeutics • Omeros Corporation • Paratek Pharmaceuticals, Inc. • Puma Biotechnology, Inc. • Sangamo Therapeutics, Inc. • UroGen Pharma Ltd.
2024 Proxy Statement	| 69

2023 SUMMARY COMPENSATION TABLE
The following table shows for the fiscal year ended December 31, 2023, and, to the extent required by SEC disclosure rules, December 31, 2022, and 2021 compensation awarded to or paid to or earned by our Named Executive Officers.
Name and Principal Position	Year	Salary $	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total $
Raul R. Rodriguez President and Chief Executive Officer	2023	728,000	—	561,000	1,706,280	414,960	30,550	3,440,790
	2022	700,000	—	484,000	1,287,120	365,400	27,600	2,864,120
	2021	662,256	—	—	2,448,705	298,015	19,065	3,428,041
Dean L. Schorno Executive Vice President and Chief Financial Officer	2023	476,100	—	117,810	355,476	229,719	30,900	1,210,005
	2022	460,000	—	121,000	321,780	209,070	27,600	1,139,450
	2021	437,091	—	—	524,723	180,300	6,065	1,148,179
Raymond J. Furey* Executive Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary	2023	440,000	—	—	—	212,300	30,700	683,000
	2022	49,425	—	—	292,500	—	358	342,283
	2021	—	—	—	—	—	—	—
David A. Santos Executive Vice President and Chief Commercial Officer	2023	477,000	—	149,600	455,008	230,153	30,030	1,341,791
	2022	450,000	—	121,000	321,780	204,525	27,110	1,124,415
	2021	425,375	—	—	641,328	169,087	6,175	1,241,965
Wolfgang Dummer* Former Executive Vice President and Chief Medical Officer	2023	124,950	—	22,375	436,852	—	491,137	1,075,314
	2022	490,000	100,000	121,000	321,780	222,705	27,359	1,282,844
	2021	454,080	—	—	583,025	183,902	6,065	1,227,072
*	Mr. Furey joined the Company in November 2022 and Dr. Dummer resigned from Rigel effective March 31, 2023.
1.
The amounts reported in this column represent RSU grants to our Named Executive Officers under the 2018 Plan. The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation - Stock Compensation (ASC 718), based on the closing stock price of a share of our common stock as of the grant date. The amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. In addition, the amount reported for Dr. Dummer in 2023 of $22,375 represents the incremental fair value recognized under ASC 718 in connection with the modification of his outstanding RSUs to provide for accelerated vesting as contemplated by the Severance Plan and does not relate to a new grant of RSUs to Dr. Dummer. For additional information on the valuation assumptions with respect to these grants, refer to “Stock-Based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2023.

2.
The amounts reported in this column represent stock option grants to our Named Executive Officers under the 2018 Plan. The amounts reported in this column are valued based on the aggregate grant date fair value of option awards, computed in accordance with ASC 718. The amounts shown exclude the impact of estimated forfeiture related to service-based vesting conditions. The amounts included in this column for the stock options that are granted subject to performance-based vesting conditions are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Because there is only one vesting level for the performance-based option awards, there is no grant date fair value above or below the amount reported in the table above based on the achievement of the underlying performance conditions. In addition, the amount reported for Dr. Dummer in 2023 of $436,852 represents the incremental fair value recognized under ASC 718 in connection with the modification of his outstanding stock options to provide for accelerated vesting as contemplated by the Severance Plan ($77,494) and the extension of the post-termination exercise period of his outstanding and vested stock options ($359,358) and does not relate to a new grant of stock options to Dr. Dummer. For additional information on the valuation assumptions with respect to these grants, refer to “Stock-Based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2023.

3.	Reflects performance-based bonuses earned under the Company’s annual cash incentive plan. Please see the Compensation Discussion and Analysis for further information regarding the 2023 Cash Plan.
4.
For 2023, represents 401(k) matching contributions, gift cards and gym membership reimbursement, to our Named Executive Officers. In addition, all other compensation paid to Dr. Dummer in 2023 includes cash severance of $408,927 (the portion of twelve (12) months’ salary paid in 2023) paid during the year consistent with the provisions of Non-COC Qualifying Termination under the terms of the Company’s Executive Severance Plan and paid unused vacation and personal time-off of $51,900.

70 |	2024 Proxy Statement

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2023
The following table shows for the fiscal year ended December 31, 2023, certain information regarding grants of plan-based awards to the Named Executive Officers:
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Stock Awards (#)(4)	(Exercise or Base Price of Option Awards) ($/Sh)	Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)(2)
Raul R. Rodriguez
2018 Plan	1/26/2023				600,000	—	—	1.87	853,140
2018 Plan	1/26/2023				—	—	600,000	1.87	853,140
2018 Plan	1/26/2023				—	300,000	—	—	561,000
2023 Cash Plan		—	436,800	873,600
Dean L. Schorno
2018 Plan	1/26/2023				125,000	—	—	1.87	177,738
2018 Plan	1/26/2023				—	—	125,000	1.87	177,738
2018 Plan	1/26/2023				—	63,000	—	—	117,810
2023 Cash Plan		—	238,050	476,100
Raymond J. Furey(6)
2023 Cash Plan		—	220,000	440,000
David A. Santos
2018 Plan	1/26/2023				160,000	—	—	1.87	227,504
2018 Plan	1/26/2023				—	—	160,000	1.87	227,504
2018 Plan	1/26/2023				—	80,000	—	—	149,600
2023 Cash Plan		—	238,500	477,000	—	—	—	—	—
Wolfgang Dummer, M.D., Ph.D.(7)
RSU Modification(8)	2/3/2023				—	12,500	—	—	22,375
Option Post-Termination Exercise Extension(9)	2/3/2023				—	—	560,624	(10)	359,358
Stock Option Modification(10)	2/3/2023				—	—	103,855	(10)	77,494
2023 Cash Plan		—	249,900	499,800
1.
The amounts shown for the 2023 Cash Plan reflect estimated payouts for the fiscal year ended December 31, 2023, under the 2023 Cash Plan based on the Company’s performance. See “What We Pay and Why – Short-Term Incentive Compensation” for a complete description of the 2023 Cash Plan and the related performance criteria.

2.
The amounts shown represent performance-based stock options granted under the 2018 Plan to each of the Company’s Named Executive Officers, with vesting based on performance goals relating to achievement of a certain level of net product sales and corporate development goals. Please see “Compensation Discussion and Analysis” for further information regarding these awards.

3.
The amounts shown represent service-based RSUs granted under the 2018 Plan to the Company’s Named Executive Officers, vesting in equal annual installments over four years, with a vesting commencement date of February 1, 2023. Please see “Compensation Discussion and Analysis” for further information regarding these awards.

4.
The amounts shown represent service-based stock options granted under the 2018 Plan to the Company’s Named Executive Officers, vesting on a monthly basis over four years. Please see “Compensation Discussion and Analysis” for further information regarding these awards.

5.
Reflects the aggregate grant date fair value of the awards, computed in accordance with the ASC 718. For additional information on the valuation assumptions with respect to these grants, refer to “Stock-Based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2023.

6.
Mr. Furey did not receive an annual grant in 2023 since he received his new hire grant in 2022 following his appointment as Executive Vice President, General Counsel and Corporate Secretary in December 2022.

7.
Dr. Dummer’s resignation from the Company in March 2023 was deemed a Non-COC Qualifying Termination under the terms of the Severance Plan. In the event of a Non-COC Qualifying Termination, the Severance Plan provides for the accelerated vesting of certain outstanding equity awards and extension of post-termination exercise periods.

8.
The amount reported in this row represents the number of RSUs that were modified to provide for accelerated vesting as contemplated by the Severance Plan for Dr. Dummer, and the related incremental fair value recognized under ASC 718 in connection with such vesting acceleration.

2024 Proxy Statement	| 71

9.
The amount reported in this row represents the number of stock options that were modified to extend the post-termination exercise period of any then-outstanding stock options until twenty-four months following the date of the Non-COC Qualifying Termination, and the related incremental fair value recognized under ASC 718 in connection with such extension of exercise period.

10.
The amount reported in this row represents the number of stock options that were modified to provide for accelerated vesting as contemplated by the Severance Plan for Dr. Dummer, and the related incremental fair value recognized under ASC 718 in connection with such acceleration of vesting.

72 |	2024 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table shows for the fiscal year ended December 31, 2023, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers.
		Option Awards(1)						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration	Option/ RSU Vesting Commencement Date	Number of RSUs That Have Not Vested (#)	Market Value of RSUs That Have Not Vested ($)(11)
Raul R. Rodriguez	2/27/14	83,566	—	—	3.59	2/27/24	(2)
	2/27/14	66,434	—	—	3.59	2/27/24	(2)
	2/27/14	150,000	—	—	3.59	2/27/24	(2)
	1/26/15	450,000	—	—	2.14	1/26/25	(2)
	1/26/15	450,000	—	—	2.14	1/26/25	(2)
	1/26/16	400,000	—	—	2.74	1/26/26	(2)
	1/26/16	400,000	—	—	2.74	1/26/26	(2)
	2/2/17	142,179	—	—	2.11	2/2/27	(2)
	2/2/17	450,000	—	—	2.11	2/2/27	(2)
	2/2/17	307,821	—	—	2.11	2/2/27	(2)
	1/24/18	22,271	—	—	4.49	1/24/28	(2)
	1/24/18	452,729	—	—	4.49	1/24/28	(2)
	1/24/18	237,500	—	—	4.49	1/24/28	(2)
	1/24/18	237,500	—	—	4.49	1/24/28	(2)
	1/23/19	50,001	—	—	2.00	1/23/29	(2)
	1/23/19	600,000	—	—	2.00	1/23/29	(2)
	1/23/19	549,999	—	—	2.00	1/23/29	(2)
	2/6/20	—	—	325,000	2.42	2/6/30	(3)
	2/6/20	—	—	162,500	2.42	2/6/30	(3)
	2/6/20	162,500	—	—	2.42	2/6/30	(2)
	2/6/20	41,322	—	—	2.42	2/6/30	(2)
	2/6/20	608,678	—	—	2.42	2/6/30	(2)
	1/27/21	—	39,186	—	3.54	1/27/31	(5)
	1/27/21	382,812	103,002	—	3.54	1/27/31	(5)
	1/27/21	—	—	525,000	3.54	1/27/31	(3)
	1/24/22	—	33,656	—	2.42	1/24/32	(6)
	1/24/22	191,666	174,678	—	2.42	1/24/32	(6)
	1/24/22	200,000	—	—	2.42	1/24/32	(2)
	1/24/22	200,000	—	—	2.42	1/24/32	(2)
	1/24/22						(7)	150,000	217,500
	1/26/23	—	—	300,000	1.87	1/26/33	(3)
	1/26/23	—	—	300,000	1.87	1/26/33	(3)
	1/26/23	—	55,191	—	1.87	1/26/33	(10)
	1/26/23	137,500	407,309	—	1.87	1/26/33	(10)
	1/26/23						(9)	300,000	435,000
Dean L. Schorno	6/4/18	104,655	—	—	3.44	6/4/28	(2)
	6/4/18	83,750	—	—	3.44	6/4/28	(2)
	6/4/18	83,750	—	—	3.44	6/4/28	(2)
	6/4/18	62,845	—	—	3.44	6/4/28	(2)
	1/23/19	19,992	—	—	2.00	1/23/29	(2)
	1/23/19	142,508	—	—	2.00	1/23/29	(2)
	1/23/19	162,500	—	—	2.00	1/23/29	(2)
	2/6/20	41,322	—	—	2.42	2/6/30	(2)
	2/6/20	—	—	100,000	2.42	2/6/30	(3)
	2/6/20	—	—	50,000	2.42	2/6/30	(3)
	2/6/20	50,000	—	—	2.42	2/6/30	(2)
	2/6/20	158,678	—	—	2.42	2/6/30	(2)
2024 Proxy Statement	| 73

		Option Awards(1)						Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration	Option/ RSU Vesting Commencement Date	Number of RSUs That Have Not Vested (#)	Market Value of RSUs That Have Not Vested ($)(11)
	1/27/21	—	30,469	—	3.54	1/27/31	(5)
	1/27/21	82,031	—	—	3.54	1/27/31	(2)
	1/27/21	—	—	112,500	3.54	1/27/31	(3)
	1/24/22	—	27,264	—	2.42	1/24/32	(6)
	1/24/22	47,916	24,820	—	2.42	1/24/32	(6)
	1/24/22	50,000	—	—	2.42	1/24/32	(2)
	1/24/22	50,000	—	—	2.42	1/24/32	(2)
	1/24/22						(7)	37,500	54,375
	1/26/23	—	—	62,500	1.87	1/26/33	(3)
	1/26/23	—	—	62,500	1.87	1/26/33	(3)
	1/26/23	—	50,541	—	1.87	1/26/33	(10)
	1/26/23	28,645	45,814	—	1.87	1/26/33	(10)
	1/26/23						(9)	63,000	91,350
Raymond J. Furey	12/8/22	—	—	93,750	0.90	12/8/32	(3)
	12/8/22	—	—	93,750	0.90	12/8/32	(3)
	12/8/22	50,781	136,719	—	0.90	12/8/32	(8)
David A. Santos	8/19/20	208,333	41,667	—	2.52	8/19/30	(4)
	8/19/20	—	—	125,000	2.52	8/19/30	(3)
	1/27/21	84,744	31,113	—	3.54	1/27/31	(5)
	1/27/21	15,516	6,127	—	3.54	1/27/31	(5)
	1/27/21	—	—	137,500	3.54	1/27/31	(3)
	1/24/22	—	27,084	—	2.42	1/24/32	(6)
	1/24/22	47,916	25,000	—	2.42	1/24/32	(6)
	1/24/22	50,000	—	—	2.42	1/24/32	(2)
	1/24/22	50,000	—	—	2.42	1/24/32	(2)
	1/24/22						(7)	37,500	54,375
	1/26/23	—	—	80,000	1.87	1/26/33	(3)
	1/26/23	—	—	80,000	1.87	1/26/33	(3)
	1/26/23	1	59,034	—	1.87	1/26/33	(10)
	1/26/23	36,665	64,300	—	1.87	1/26/33	(10)
	1/26/23						(9)	80,000	116,000
Wolfgang Dummer, M.D., Ph.D.	11/18/19	177,776	—	—	2.25	11/18/29	(2)
	11/18/19	42,224	—	—	2.25	11/18/29	(2)
	11/18/19	—	—	110,000	2.25	11/18/29	(3)
	11/18/19	—	—	110,000	2.25	11/18/29	(3)
	8/25/20	37,500	—	—	2.38	8/25/30	(2)
	8/25/20	37,500	—	—	2.38	8/25/30	(2)
	1/27/21	7,813	—	—	3.54	1/27/31	(2)
	1/27/21	91,145	—	—	3.54	1/27/31	(2)
	1/27/21	—	—	125,000	3.54	1/27/31	(3)
	1/24/22	54,166	—	—	2.42	1/24/32	(2)
	1/24/22	50,000	—	—	2.42	1/24/32	(2)
	1/24/22	50,000	—	—	2.42	1/24/32	(2)
1.	The stock option grants were issued pursuant to our 2018 Plan and Inducement Plan. The RSU grants were issued pursuant to our 2018 Plan.
2.	Fully vested.
3.	Vests upon achievement of certain performance-based milestones.
4.	Option vests in 48 equal monthly installments commencing on August 10, 2020.
5.	Option vests in 48 equal monthly installments commencing on January 1, 2021.
6.	Option vest in 48 equal monthly installments commencing on January 1, 2022.
7.	The RSUs vest annually over four (4) years from February 1, 2022, with the first annual vest occurring on February 1, 2023.
74 |	2024 Proxy Statement

8.	Option vests 25% on November 21, 2023, and 36 equal monthly installments thereafter.
9.	The RSUs vest annually over four (4) years from February 1, 2023, with the first annual vest occurring on February 1, 2024.
10.	Option vest in 48 equal monthly installments commencing on January 1, 2023.
11.	Market value for unvested RSUs is calculated based on the closing stock price of $1.45 for a share of our common stock as of December 29, 2023.
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2023
The following table shows for the fiscal year ended December 31, 2023, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:
	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Raul R. Rodriguez	—	—	50,000	86,000
Dean L. Schorno	—	—	12,500	21,500
Raymond Furey	—	—	—	—
David A. Santos	—	—	12,500	21,500
Wolfgang Dummer, M.D., Ph.D.	—	—	25,000	38,000
(1)
The shares reported in this column represent shares acquired upon the vesting of RSU awards granted in January 2022 which vested on February 1, 2023. The shares reported for Dr. Dummer in this table include 12,500 shares granted in January 2022 which vested as part of his Non-COC Qualifying Termination.

(2)	The market value for the RSUs that vested during 2023 is based upon the closing stock price on the applicable date.
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
Executive Severance Plan
Our Severance Plan, as amended and restated in August 2023, provides for the payment of certain severance benefits to eligible executive officers of the Company, including the Named Executive Officers, in the event of a termination of employment by the Company without Cause (as such term is defined in the Severance Plan) or a Resignation for Good Reason (as such term is defined in the Severance Plan) by the executive. Severance payable under the Severance Plan differs based upon whether the qualifying termination takes place (i) on or within eighteen (18) months following a Change of Control (as such term is defined in the Severance Plan) (a “COC Qualifying Termination”), or (ii) at any other time (a “Non-COC Qualifying Termination”). Payment of severance under the Severance Plan is conditioned upon the executive’s execution and timely return of a waiver and release of claims.
In the event of a COC Qualifying Termination, and subject to the satisfaction of certain additional conditions set forth in the Severance Plan, the executive will be entitled to receive: (i) a lump sum cash severance payment equal to 2.5 (for Chief Executive Officer, President, or Executive Vice-Presidents) or 2.0 (for Vice-Presidents or Senior Vice-Presidents) multiplied by the aggregate of (A) the eligible employee’s “Base Salary” (which is equal to the greater of such eligible executive’s base salary in effect immediately prior to the Change of Control or the date of the qualifying termination of employment, and which will not reflect the impact of a reduction in base salary that gives rise to good reason) and (B) the product of (I) the average percentage of the target annual incentive bonus earned by the executive for performance during the two fiscal years immediately prior to the fiscal year in which the COC Qualifying Termination occurs, and (II) the target annual incentive bonus which the executive is eligible to earn in the fiscal year in which either the Change in Control occurs or the COC Qualifying Termination occurs, whichever is greater; provided that the target incentive shall not reflect the
2024 Proxy Statement	| 75

impact of a reduction in target annual incentive that gives rise to good reason, and provided further than if the employee has been employed for less than two years or has not participated in our annual bonus program for each of the prior two years, the performance achievement for purposes of clause (I) will be 100% for the years in which the employee was not employed or did not participate in the annual incentive program) (clause (B), the “Eligible Bonus”); (ii) payment of the employer portion of the applicable Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) premiums for the executive and his or her eligible dependents for a maximum of 18 months, or reimbursement of such amount if applicable, subject to certain conditions; (iii) acceleration of all compensatory equity awards outstanding as of the COC Qualifying Termination; and (iv) extension of the post-termination exercise period of any then-outstanding stock options until the earlier of (A) the one (1) year anniversary of the date of the COC Qualifying Termination, and (B) the original expiration date of such option in the absence of a termination of employment.
In the event of a Non-COC Qualifying Termination, and subject to the satisfaction of certain additional conditions set forth in the Severance Plan, the executive will be entitled to receive: (i) cash salary continuation payments equal to the executive’s base salary as in effect immediately prior to the date of the Non-COC Qualifying Termination for eighteen (18) months (in the case of Mr. Rodriguez) and twelve (12) months (in the case of all other Named Executive Officers) (each, the “Severance Period,” and in each case, provided that the base salary will not include any impact of a reduction in base salary that gives rise to good reason), paid over the course of the Severance Period or until March 14th of the year following the Non-COC Qualifying Termination (whichever is sooner); (ii) payments equal to the employer portion of applicable COBRA premiums for the executive and his or her eligible dependents for a maximum period equal to the Severance Period, subject to certain conditions; (iii) accelerated vesting of time-based compensatory equity awards held by the executive as of the date of the Non-COC Qualifying Termination in an amount that would have vested during the applicable Severance Period; and (iv) extension of the term of any then-outstanding and unvested performance-based compensatory equity awards held by the executive for up to thirty (30) months (in the case of Mr. Rodriguez) or twenty-four months (in the case of all other Named Executive Officers) such that any such awards that would have vested during such period shall become vested and exercisable as of the date, if any, that the performance goal related to such awards is achieved, and (v) extension of the post-termination exercise period of any then-outstanding stock options until the earlier of (A) thirty (30) months following the date of the Non-COC Qualifying Termination (in the case of Mr. Rodriguez) or twenty-four (24) months following the date of the Non-COC Qualifying Termination (in the case of all other Named Executive Officers), and (B) the original expiration date of such option in the absence of a termination of employment.
As noted above, on February 1, 2023, Dr. Dummer informed Rigel of his intention to resign from his position as Rigel’s Executive Vice President and Chief Medical Officer. In order to induce Dr. Dummer to remain employed through March 31, 2023, while Rigel commenced a search for a successor, and in exchange for a full general release of claims and continued compliance with Dr. Dummer’s Employee Confidential Information and Inventions Agreement, Dr. Dummer’s resignation was deemed a Non-COC Qualifying Termination under the terms of the Severance Plan. Accordingly, Dr. Dummer received (i) cash salary for twelve (12) months ($499,800); (ii) payments equal to the applicable COBRA premiums for Dr. Dummer and his eligible dependents for a maximum period equal to the Severance Period, subject to certain conditions (estimated monthly value $1,400); and, (iii) modification of equity awards (estimated value of $459,227 computed in accordance with ASC 718) including (a) accelerated vesting of time-based compensatory equity awards held by Dr. Dummer as of the date of the Non-COC Qualifying Termination in an amount that would have vested during the Severance Period; and (b) extension of the term of any then-outstanding and unvested performance-based compensatory equity awards held by the executive for twenty-four months such that any such awards that would have vested during such period shall become vested and exercisable as of the date, if any, that the performance goal related to such awards is achieved, and (c) extension of the post-termination exercise period of any then-outstanding stock options until twenty-four months following the date of the Non-COC Qualifying Termination.
76 |	2024 Proxy Statement

2023 POTENTIAL PAYMENTS UPON CHANGE IN CONTROL AND TERMINATION TABLE
COC Qualifying Termination
The following table provides information on severance benefits that would have become payable under the Severance Plan if the Named Executive Officers were subject to a COC Qualifying Termination on December 31, 2023.
	Voluntary Termination for Good Reason or Involuntary Termination Without Cause within 18 months After a Change of Control
Name and Principal Position	Health Care Benefits ($)(1)	Salary and Bonus ($)(2)	Equity Acceleration ($)(3)
Raul R. Rodriguez	14,486	2,704,520	652,500
Dean L. Schorno	41,233	1,706,521	145,725
Raymond J. Furey	45,214	1,650,000	178,320
David A. Santos	45,214	1,700,803	170,375
1.
Represents the full amount of the employer portion of premiums for continued coverage under our group health plans for each executive officer and his eligible dependents for 18 months following termination of service, provided the executive officer timely elects continued coverage under COBRA.

2.	Represents the lump sum cash severance benefit equal to 2.5 × (2023 Base Salary + Eligible Bonus).
3.
Represents (i) the spread value of the outstanding unvested options with accelerated vesting benefits that were in the money on December 31, 2023, calculated based on the closing price of our common stock of $1.45 on December 29, 2023, the last trading day of fiscal 2023, over the exercise price of such unvested options subject to vesting acceleration, plus (ii) the value of the accelerated vesting of all outstanding and unvested RSUs as of December 31, 2023, based on the closing price of our common stock of $1.45 on December 29, 2023.

Non-COC Qualifying Termination
The following table provides information on severance benefits that would have become payable under the existing Executive Severance Plan if the Named
Executive Officers were subject to a Non-COC Qualifying Termination on December 31, 2023.
	Voluntary Termination for Good Reason or Involuntary Termination Without Cause
Name and Principal Position	Health Care Benefits ($)(1)	Salary and Bonus ($)(2)	Equity Acceleration ($)(3)
Raul R. Rodriguez	14,486	1,092,000	362,500
Dean L. Schorno	27,482	476,100	40,963
Raymond J. Furey	30,142	440,000	25,781
David A. Santos	30,142	477,000	47,125
1.
Represents the full amount of the employer portion of premiums for continued coverage under our group health plans for each executive officer and his eligible dependents for the Severance Period, provided the executive officer timely elects continued coverage under COBRA.

2.	Represents the cash severance benefit equal to Base Salary paid on each scheduled payroll date during the Severance Period.
3.
Represents (i) the spread value of the outstanding unvested time-based options with accelerated vesting benefits that were in the money on December 31, 2023, calculated based on the closing price of our common stock of $1.45 on December 29, 2023, the last trading day of fiscal 2023, over the exercise price of such unvested options subject to vesting acceleration, plus (ii) the value of the accelerated vesting of all outstanding and unvested RSUs as of December 31, 2023, based on the closing price of our common stock of $1.45 on December 29, 2023.

2024 Proxy Statement	| 77

PAY-RATIO INFORMATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related SEC disclosure rules, the Company is required to provide to its stockholders specified disclosure regarding the relationship of CEO total compensation to the total compensation of its median employee, referred to as “pay-ratio” disclosure.
For fiscal 2023,
•	the median of the annual total compensation of all employees of the Company (other than the CEO) was $240,991; and
•	the annual total compensation of the CEO, as reported in the 2023 Summary Compensation Table included in this proxy statement, was $3,440,790.
Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 14 to 1.
We believe the pay ratio above represents the Company’s reasonable estimate calculated in a manner consistent with the pay ratio disclosure rules and applicable guidance. The pay ratio disclosure rules and guidance for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies, including companies within our industry. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the performance goals used under the incentive program.
Pursuant to SEC rules, to determine the Company’s median employee we utilized the total population of employees as of November 30, 2022, and included all full-time and part-time employees. None of the Company’s employees are located outside of the U.S. During the last completed fiscal year there has been no change in the Company’s employee population or employee compensation arrangements that we believe would result in a significant change to the pay ratio disclosure. Accordingly, we used the same median employee in the pay ratio calculation.
In identifying the “median employee” from the Company’s employee population we compared the aggregate amount of each employee’s annual base pay (using a reasonable estimate of the hours worked during the year for hourly employees and actual salary paid for the remaining employees), the annual cash incentive awards and the grant date fair value of equity awards granted during the year. In making this determination, we annualized the compensation of employees who were employed by the Company for less than a fiscal year. This compensation measure was consistently applied to all employees included in the calculation and we believe reasonably reflects the annual compensation of employees. Because we do not maintain a defined benefit or other actuarial plan for our employees, the median employee’s annual total compensation did not include amounts attributable to these arrangements.
Using this approach, we selected the employee at the median of the Company’s employee population, who was a Territory Business Manager. We then calculated the annual total compensation for this employee using the same methodology used to calculate annual total compensation for the named executive officers as set forth in the Summary Compensation Table.
78 |	2024 Proxy Statement

PAY VERSUS PERFORMANCE DISCLOSURE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive “compensation actually paid” (“CAP”), as calculated per SEC disclosure rules, and certain measures of our performance for the fiscal years listed below. You should refer to our Compensation Discussion & Analysis (“CD&A”) for a complete description of how executive compensation relates to our performance and how the Compensation Committee makes its decisions. CAP represents a new required calculation of compensation that differs significantly from the Summary Compensation Table calculation of compensation, the Named Executive Officers (“NEOs”) realized or earned compensation, as well as from the way in which the Compensation Committee views annual compensation decisions, as discussed in the CD&A. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to equity awards which remain subject to forfeiture if the vesting conditions are not satisfied.
					Year-end value of $100 invested on 12/31/2019 in:
Year	Summary Compensation Table Total for Raul Rodriguez, CEO(1) $	Compensation Actually Paid to Raul Rodriguez, CEO(3) $	Average Summary Compensation Table Total for Non-CEO NEOs(2)(4) $	Average Compensation Actually Paid to Non-CEO NEOs(3)(4) $	RIGL(5) $	NASDAQ Biotechnology Index(5) $	Net Loss (in millions) $	Total Revenue (in millions) $
2023	3,440,790	2,061,002	1,077,527	711,440	67.76	118.87	(25.1)	116.9
2022	2,864,120	1,465,142	1,232,862	875,128	70.09	113.65	(58.6)	120.2
2021	3,428,041	866,863	1,252,576	647,412	123.83	126.45	(17.9)	149.2
2020	2,963,884	4,724,952	1,079,526	1,385,017	163.55	126.42	(29.7)	108.6
Footnotes:
1)	Raul Rodriguez has been Chief Executive Officer of the Company since November 2014 and has been its president since May 2010.
2)
2022 average summary compensation table total for non-CEO NEOs has been updated since last year’s disclosure to reflect an alignment to year-over-year variation between the Non-CEO Average Summary Compensation and the Summary Compensation Table above.

3)	Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid include:
	2023		2022		2021		2020
	Raul Rodriguez $	Average Non-CEO NEOs $	Raul Rodriguez $	Average Non-CEO NEOs $	Raul Rodriguez $	Average Non-CEO NEOs $	Raul Rodriguez $	Average Non-CEO NEOs $
Total Compensation from Summary Compensation Table	3,440,790	1,077,527	2,864,120	1,232,862	3,428,041	1,252,576	2,963,884	1,079,526
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	(2,267,280)	(384,280)	(1,771,120)	(541,865)	(2,448,705)	(583,025)	(1,992,765)	(502,228)
Year-end fair value of unvested awards granted in the current year	1,217,867	144,805	795,491	251,675	578,006	137,627	2,408,173	516,458
Year-over-year difference of year-end fair values for unvested awards granted in prior years	(427,053)	(148,247)	(184,265)	(35,496)	(950,857)	(221,116)	1,177,892	259,670
Fair values at vest date for awards granted and vested in current year	114,948	13,649	260,343	44,372	269,958	64,268	159,024	22,395
2024 Proxy Statement	| 79

	2023		2022		2021		2020
	Raul Rodriguez $	Average Non-CEO NEOs $	Raul Rodriguez $	Average Non-CEO NEOs $	Raul Rodriguez $	Average Non-CEO NEOs $	Raul Rodriguez $	Average Non-CEO NEOs $
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	(18,270)	7,986	(499,427)	(76,420)	(9,580)	(2,918)	8,744	9,196
Total Adjustments for Equity Awards	(1,379,788)	(366,087)	(1,398,978)	(357,734)	(2,561,178)	(605,164)	1,761,068	305,491
Compensation Actually Paid (as calculated)	2,061,002	711,440	1,465,142	875,128	866,863	647,412	4,724,952	1,385,017
4)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2023: Dean Schorno, Wolfgang Dummer, David Santos and Raymond Furey
2022: Dean Schorno, Dolly Vance, Wolfgang Dummer, David Santos, and Raymond Furey
2021: Dean Schorno, Dolly Vance, Wolfgang Dummer, and David Santos
2020: Dean Schorno, Dolly Vance, Wolfgang Dummer, and David Santos
5)
TSR is determined based on the value of an initial fixed investment of $100 as of December 31, 2019, and the reinvestment of all dividends are assumed. The TSR peer group consists of the NASDAQ Biotechnology Index, the same peer group used in our Annual Report.

Tabular List of Performance Measures
As noted in the CD&A, for 2023, the principal incentive elements in the Company’s executive compensation program were delivered in the form of annual incentives and equity awards. As is the case with many companies in the biotechnology industry, the Company’s annual incentive objectives are generally tied to the Company’s strategic and operational goals rather than financial goals. The following is a list of performance measures, which in the Company’s assessment represents the most important performance measures used by the Company to link compensation actually paid to the NEOs for 2023:
•	Commercial growth (increased product sales, new product launch)
•	Expansion of clinical pipeline (clinical trials, corporate development via acquisition and/or licensing)
•	Financial diligence (managing expenses, maintaining cash position, non-sales revenue)
•	Total Revenues*
*
While not a direct component of the Company’s executive compensation program, revenue is included due to its reflection of the growth of our product sales. To measure growth in our product sales, a performance metric used under our annual incentive compensation program, we have identified revenue as our Company-Selected Measure which we believe reflects how well we have executed against our objective with respect to growth in our product sales.

Pay Versus Performance: Graphical Description
The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•	the Company’s cumulative TSR and the Peer Group’s cumulative TSR;
•	the Company’s Net Income; and
•
the Company Selected Measure, which for us is the total revenue. As noted above, while not a direct component of our executive compensation program, revenue is included due to its reflection of the growth

80 |	2024 Proxy Statement

of our product sales. To measure growth in our product sales, a performance metric used under our annual incentive compensation program, we have identified revenue as our Company-Selected Measure which we believe reflects how well we have executed against our objective with respect to growth in product sales.
CAP and Cumulative TSR / Cumulative TSR of the Peer Group

CAP and Company Net Income

CAP and Total Revenue

2024 Proxy Statement	| 81

DIRECTOR COMPENSATION
Our Compensation Committee reviews both cash and equity compensation for non-employee directors each year with assistance from Compensation Consultant, who prepare a comprehensive assessment of our non-employee director compensation program. That assessment includes benchmarking of director compensation against the same peer group used for executive compensation purposes, an update on recent trends in director compensation, and a review of related corporate governance best practices. In consideration of this assessment as well as the Company’s performance and other factors, in 2021, the Compensation Committee adopted a Non-Employee Director Compensation Policy (“Dir. Comp. Policy”).
The Board of Directors, consistent with the recommendation of the Compensation Committee and the Dir. Comp. Policy, set 2023 cash compensation at the same level as 2022. For services provided in 2023, each non-employee director received, paid on a quarterly basis for each quarter served, a yearly retainer of $50,000. The Chairman of the Board received an additional $40,000. In addition, the Audit Committee chair received an additional yearly retainer of $22,000, the Corporate Governance, Health Care Compliance Oversight and Nominating Committee (Governance Committee) chair received an additional yearly retainer of $15,000, the Compensation Committee chair received an additional yearly retainer of $15,000, and the Scientific & Clinical Trial Advisory Committee Chair received an additional yearly retainer of $15,000. Each non-chair member of the Audit Committee received an additional yearly retainer of $12,000. Each non-chair member of the Compensation Committee received an additional yearly retainer of $10,000. Each non-chair member of the Governance Committee received an additional yearly retainer of $10,000. Each non-chair member of the Finance Committee received an additional yearly retainer of $5,000. Each non-chair member of the Scientific & Clinical Trial Advisory Committee received an additional yearly retainer of $10,000. In the fiscal year ended December 31, 2023, the total cash compensation earned by all non-employee directors as a group was $556,000. For 2023, consistent with prior years, cash compensation was provided through the Company’s cash compensation policy and equity grants were provided through the 2018 Plan.
Under the Non-Employee Directors Compensation Policy, in addition to the cash retainer described above, and subject to the director’s continuing service on our Board of Directors, each non-employee director will automatically receive, on the day following each annual meeting, the option to purchase thirty thousand (30,000) shares of common stock and twenty-five thousand (25,000) RSUs.
In 2023, each of our non-employee directors received stock option and RSU grants under our 2018 Plan. Options granted to the non-employee directors are not intended to qualify as incentive stock options under the Code. Option grants to the non-employee directors in 2023 were non-discretionary. The exercise price of options granted to non-employee directors under the 2018 Plan is 100% of the fair market value of our common stock on the date of the option grant, which is equal to the closing price of our stock on the grant date. The Board administers the 2018 Plan such that (a) initial option grants to non-employee directors vest in equal monthly installments over the shorter of three years from the date of grant or the period beginning on the date the director is appointed to the Board and ending on the date of the annual meeting at which the director is first considered for election by the stockholders, provided that the non-employee director continues to provide services to us and (b) annual option grants to non-employee directors vest in equal monthly installments over one year from the date of grant. The term of options granted to non-employee directors under the 2018 Plan is 10 years. RSUs vest on the date prior to the next Company’s Annual Meeting. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving us, each option will either continue in effect, if we are the surviving entity, or, if neither assumed nor substituted, will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.
82 |	2024 Proxy Statement

DIRECTOR COMPENSATION FOR FISCAL YEAR 2023
The following table shows the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2023:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Kamil Ali-Jackson, Esq.	77,000	33,000	30,582	—	140,582
Alison L. Hannah, M.D.	70,000	33,000	30,582	79,395	212,957
Brian L. Kotzin, M.D.	75,000	33,000	30,582	—	138,582
Gregg A. Lapointe	127,000	33,000	30,582	—	190,582
Gary A. Lyons	50,000	33,000	30,582	—	113,582
Walter H. Moos, Ph.D.	75,000	33,000	30,582	—	138,582
Jane Wasman, J.D.	82,000	33,000	30,582	—	145,582
1.
Reflects the aggregate grant date fair value of stock option and RSU awards, computed in accordance with ASC 718. For additional information on the valuation assumptions with respect to these grants, refer to “Stock-Based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2023.

2.
Option awards outstanding as of December 31, 2023, for each non-employee director were as follows (outstanding/unexercisable): Ms. Ali-Jackson, 172,500/12,500; Dr. Hannah, 147,500/12,500; Dr. Kotzin, 320,000/12,500; Mr. Lapointe, 310,000/12,500; Mr. Lyons, 390,000/12,500; Dr. Moos, 390,000/12,500; and Ms. Wasman, 238,750/12,500. RSU awards outstanding and unvested as of December 31, 2023, for each non-employee director were as follows: Ms. Ali-Jackson – 25,000; Dr. Hannah – 25,000; Dr. Kotzin – 25,000; Mr. Lapointe – 25,000; Mr. Lyons – 25,000; Dr. Moos – 25,000; and Ms. Wasman – 25,000.

3.
Represents fees for services to the Company relating to a clinical development program, pursuant to a consulting agreement outside of the director’s duties, for the period of February 13, 2023 to February 7, 2024 and at an hourly rate of $500.

2024 Proxy Statement	| 83

TRANSACTIONS WITH RELATED PERSONS
Certain Transactions
The Company has not been party to any transactions since January 1, 2021, in which the amount involved exceeded or will exceed the lesser of (x) $120,000 or (y) 1% of the average of our total assets for December 31, 2023 and 2022, and in which any of our directors, executive officers or holders of more than
5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest other than compensation and other arrangements that are described in the sections titled “Executive Compensation” and “Director Compensation.”
Indemnification Agreements
The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.
Related-Person Transactions Policy and Procedures
The Company has adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, consultant or director by a related person are not covered by this policy. A related person is any executive officer, director, nominee to become a director or more than 5% stockholder of the Company, including any of their immediate family members, and any entity in which such persons have a 5% or greater beneficial ownership interest.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) (referred to in this section as the “Committee”) for consideration and approval or ratification. The presentation must include, to the extent reasonably available, a description of, among other things, the parties to the transaction, the interests, direct and indirect, of the related persons, a description of the purpose of the transaction, all of the material facts of the proposed transaction, the benefits to the Company of the transaction and, if applicable, the availability of other sources of comparable products or services, whether the proposed transaction is on terms comparable to terms available to or from, as the case may be, an unrelated third party and management’s recommendation regarding the proposed transaction. In the event the Committee is asked to consider whether to ratify an ongoing related-person transaction, in addition to the information identified above, the presentation shall include a description of the extent of work performed and remaining to be performed in connection with the transaction and an assessment of the potential risks and costs of termination of the transaction, and where appropriate, the possibility of modification of the transaction.
To identify related-person transactions in advance, the Company relies on information supplied by its executive officers, directors and certain significant stockholders. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Committee considers, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.
84 |	2024 Proxy Statement

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Rigel stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials and/or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker, or direct your written or oral request to the address or telephone number provided below. If you are currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at your address and would like to request “householding” of these communications, please contact your broker(s).
In addition, we will promptly deliver a separate copy of our proxy materials to a stockholder at a shared address to which a single copy of our proxy materials was delivered, upon written or oral request to the address or telephone number below:
INVESTOR RELATIONS
RIGEL PHARMACEUTICALS, INC.
611 Gateway Boulevard
Suite 900
SOUTH SAN FRANCISCO, CA 94080
650-624-1100
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,

Raymond J. Furey
Executive Vice President, General Counsel,
Chief Compliance Officer, and Corporate Secretary
South San Francisco, California
April 10, 2024
A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2023 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, RIGEL PHARMACEUTICALS, INC., 611 Gateway Boulevard, Suite 900,
SOUTH SAN FRANCISCO, CA 94080.
2024 Proxy Statement	| 85

APPENDIX A
Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan

ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 1, 2018
APPROVED BY THE STOCKHOLDERS: MAY 16, 2018
AMENDED JANUARY 23,2019
AMENDED JANUARY 31, 2019
APPROVED BY THE STOCKHOLDERS: MAY 22, 2019
AMENDED FEBRUARY 3, 2020
APPROVED BY THE STOCKHOLDERS: MAY 14, 2020
AMENDED JANUARY 28, 2021
AMENDED MARCH 9, 2021
APPROVED BY THE STOCKHOLDERS: MAY 18, 2021
APPROVED BY THE STOCKHOLDERS: MAY 19, 2022
APPROVED BY THE STOCKHOLDERS: MAY 25, 2023
APPROVED BY THE STOCKHOLDERS: MAY [  ], 2024
1.	GENERAL.
(a)
Successor to and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Rigel Pharmaceuticals, Inc. 2011 Equity Incentive Plan (the “2011 Plan”), the Rigel Pharmaceuticals, Inc. 2000 Equity Incentive Plan, as amended and restated (the “2000 Plan”), and the Rigel Pharmaceuticals, Inc. 2000 Non-Employee Directors’ Stock Option Plan (the “2000 Non-Employee Directors’ Plan”, and together with the 2011 Plan, and the 2000 Plan, the “Prior Plans”). Following the Effective Date, no additional stock awards may be granted under the Prior Plans. Any unallocated shares remaining available for grant under the Prior Plans as of 12:01 a.m., Pacific Time on the Effective Date (the “Prior Plans’ Available Reserve”) will cease to be available under such Prior Plans at such time and will be added to the Share Reserve (as further described in Section 3(a) below) and be then immediately available for grant and issuance pursuant to Stock Awards granted under the Plan. In addition, from and after 12:01 a.m., Pacific Time on the Effective Date, all outstanding stock awards granted under the Prior Plans will remain subject to the terms of such Prior Plans, as applicable; provided, however, that any shares subject to outstanding stock awards granted under the Prior Plans that (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or (iii) other than with respect to outstanding options and stock appreciation rights granted under the Prior Plans, with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the option or stock appreciation right on the date of grant (the “Prior Plans’ Appreciation Awards”), are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a stock award(collectively, the “Prior Plans’ Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Prior Plans’ Returning Shares and become available for issuance pursuant to Awards granted hereunder. All Stock Awards granted on or after 12:01 a.m., Pacific Time on the Effective Date will be subject to the terms of this Plan.

(b)	Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Stock Awards.
(c)
Available Stock Awards. The Plan provides for the grant of the following types of Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) RSU Awards, (vi) Performance Stock Awards, and (vii) Other Stock Awards.

(d)
Purpose. The Plan, through the granting of Stock Awards, is intended to help the Company and any Affiliate secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2024 Proxy Statement	| A-1

2.	ADMINISTRATION.
(a)	Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)	Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)
To determine (A) who will be granted Stock Awards; (B) when and how each Stock Award will be granted; (C) what type of Stock Award will be granted; (D) the provisions of each Stock Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Stock Award; (E) the number of shares of Common Stock subject to, or the cash value of, a Stock Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)
To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Stock Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Stock Award fully effective.

(iii)	To settle all controversies regarding the Plan and Stock Awards granted under it.
(iv)	To accelerate, in whole or in part, the time at which a Stock Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).
(v)
To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or a Stock Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Stock Award without his or her written consent except as provided in subsection (viii) below.

(vi)
To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Stock Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 10(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Stock Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, or (E) materially expands the types of Stock Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or a Stock Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Stock Award without the Participant’s written consent.

(vii)
To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.

(viii)
To approve forms of Stock Award Agreements for use under the Plan and to amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Stock Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment,

A-2 |	2024 Proxy Statement

taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent (A) to maintain the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Stock Award solely because it impairs the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Stock Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(ix)
Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

(x)
To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Stock Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)	Delegation to Committee.
(i)
General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)	Rule 16b-3 Compliance. The Committee may consist solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.
(d)
Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Stock Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(u)(iii) below.

(e)
Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f)
Repricing; Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise, purchase or strike price of any outstanding Option or SAR under the Plan, or (ii) cancel any outstanding Option or SAR that has an exercise price or strike price

2024 Proxy Statement	| A-3

greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.
(g)
Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Stock Award (other than an Option or SAR), as determined by the Board and contained in the applicable Stock Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Stock Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Stock Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Stock Award Agreement.

3.	SHARES SUBJECT TO THE PLAN.
(a)	Share Reserve.
(i)
Subject to Section 10(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) 38,157,133 shares (which number is the sum of (i) the number of shares (10,032,133) subject to the Prior Plans’ Available Reserve and (ii) an additional 5,000,000 new shares, plus 4,000,000 shares of Common Stock approved by the Board in January 2019, and subsequently approved by the Company’s stockholders, plus 2,800,000 shares of Common Stock approved by the Board in February 2020, and subsequently approved by the Company’s stockholders, plus 825,000 shares of Common Stock approved by the Board in January 2021, and subsequently approved by the Company’s stockholders, plus 5,000,000 shares of Common Stock approved by the Board in March 2022, and subsequently approved by the Company’s stockholders, plus 4,000,000 shares of Common Stock approved by the Board in February 2023, and subsequently approved by the Company’s stockholders, plus 6,500,000 shares of Common Stock approved by the Board in February 2024, and subsequently approved by the Company’s stockholders and (B) the Prior Plans’ Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).

(ii)
For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 8(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(iii)
Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one share for each share of Common Stock issued pursuant to an Option or SAR with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date of grant; and (B) one and forty four hundredths (1.44) shares for each share of Common Stock issued pursuant to a Full Value Award.

(b)	Reversion of Shares to the Share Reserve.
(i)
Shares Available For Subsequent Issuance. If (A) any shares of Common Stock subject to a Stock Award are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or is settled in cash (i.e., the Participant receives cash rather than stock), (B) any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares, or (C) with respect to a Full Value Award, any shares of Common Stock are reacquired or withheld (or not issued) by the

A-4 |	2024 Proxy Statement

Company to satisfy a tax withholding obligation in connection with such Full Value Award, such shares will again become available for issuance under the Plan (collectively, the “2018 Plan Returning Shares”). For each (1) 2018 Plan Returning Share subject to a Full Value Award or (2) Prior Plans’ Returning Share subject to a stock award other than a Prior Plans’ Appreciation Award, the number of shares of Common Stock available for issuance under the Plan will increase by one and forty-four hundredths (1.44) shares.
(ii)
Shares Not Available For Subsequent Issuance. Any shares of Common Stock reacquired or withheld (or not issued) by the Company to satisfy the exercise or purchase price of a Stock Award will no longer be available for issuance under the Plan, including any shares subject to a Stock Award that are not delivered to a Participant because such Stock Award is exercised through a reduction of shares subject to such Stock Award (i.e., “net exercised”). In addition, any shares reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Option or Stock Appreciation Right or a Prior Plans’ Appreciation Award, or any shares repurchased by the Company on the open market with the proceeds of the exercise or strike price of an Option or Stock Appreciation Right or a Prior Plans’ Appreciation Award will no longer be available for issuance under the Plan.

(c)
Incentive Stock Option Limit. Subject to the Share Reserve and Section 10(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 39,070,403 shares of Common Stock.

(d)	Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4.	ELIGIBILITY.
(a)
Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b)
Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.	NON-EMPLOYEE DIRECTORS COMPENSATION LIMITS
Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year (the “Annual Period”), including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $1,000,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such Annual Period, $1,500,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 5 shall apply commencing on the date of the 2021 Annual Meeting of Stockholders.
2024 Proxy Statement	| A-5

6.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following provisions:
(a)
Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant, or such shorter period specified in the Stock Award Agreement.

(b)
Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Stock Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Stock Award if such Stock Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c)
Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i)	by cash, check, bank draft or money order payable to the Company;
(ii)
pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)	by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)
if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)	in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Stock Award Agreement.
(d)
Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater

A-6 |	2024 Proxy Statement

than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Award Agreement evidencing such SAR.
(e)
Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the restrictions set forth in this Section 6(e) on the transferability of Options and SARs will apply. Notwithstanding the foregoing or anything in the Plan or a Stock Award Agreement to the contrary, no Option or SAR may be transferred to any financial institution without prior stockholder approval.

(i)
Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 6(e)(ii) and 6(e)(iii) below) and will be exercisable during the lifetime of the Participant only by the Participant. Subject to the foregoing paragraph, the Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)
Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)
Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)
Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary.

(g)
Termination of Continuous Service. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date three months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(h)
Extension of Termination Date. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause

2024 Proxy Statement	| A-7

and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement. In addition, unless otherwise provided in a Participant’s Stock Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.
(i)
Disability of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)  Death of Participant. Except as otherwise provided in the applicable Stock Award Agreement or other agreement between the Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Stock Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Stock Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)   Termination for Cause. Except as explicitly provided otherwise in a Participant’s Stock Award Agreement or other individual written agreement between the Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l)   Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Stock Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Stock Award Agreement, in another agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s or Affiliate’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a
A-8 |	2024 Proxy Statement

non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 6(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.
(a)
Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)
Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)	Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii)
Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)
Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement. Notwithstanding the foregoing or anything in the Plan or a Restricted Stock Award Agreement to the contrary, no Restricted Stock Award may be transferred to any financial institution without prior stockholder approval.

(b)
RSU Awards. Each RSU Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of RSU Award Agreements may change from time to time, and the terms and conditions of separate RSU Award Agreements need not be identical. Each RSU Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)
Consideration. At the time of grant of an RSU Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the RSU Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to an RSU Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)	Vesting. At the time of the grant of an RSU Award, the Board may impose such restrictions on or conditions to the vesting of the RSU Award as it, in its sole discretion, deems appropriate.
2024 Proxy Statement	| A-9

(iii)
Payment. An RSU Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the RSU Award Agreement.

(iv)
Additional Restrictions. At the time of the grant of an RSU Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to an RSU Award to a time after the vesting of such RSU Award.

(v)
Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable RSU Award Agreement, such portion of the RSU Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)	Performance Stock Awards.
(i)  Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Board, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Stock Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
(ii)   Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
(d)
Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock appreciation rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 6 and this Section 7. Subject to the provisions of the Plan (including, but not limited to, Section 2(g)), the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

8.	COVENANTS OF THE COMPANY.
(a)	Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
(b)
Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of a Stock Award or the subsequent issuance of cash or Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c)	No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the
A-10 |	2024 Proxy Statement

Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.
9.	MISCELLANEOUS.
(a)	Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.
(b)
Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Stock Award Agreement or related grant documents as a result of a clerical error in the preparation of the Stock Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect terms in the Stock Award Agreement or related grant documents.

(c)
Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d)
No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Stock Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)
Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Stock Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Stock Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Stock Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Stock Award that is so reduced or extended.

(f)
Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

2024 Proxy Statement	| A-11

(g)
Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)
Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from a Stock Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Stock Award Agreement.

(i)
Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)
Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Stock Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)
Compliance with Section 409A of the Code. Unless otherwise expressly provided for in a Stock Award Agreement, the Plan and Stock Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Stock Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. To the extent that the Board determines that any Stock Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and, to the extent applicable, the Plan and Stock Award Agreements will be interpreted in accordance with the requirements of Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Stock Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding a Stock Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A

A-12 |	2024 Proxy Statement

of the Code, no distribution or payment of any amount will be made upon a “separation from service” before a date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.
(l)
Clawback/Recovery. All Stock Awards granted under the Plan will be subject to recoupment in accordance with the clawback policy adopted by the Compensation Committee in August 2023 and then ratified by the Board of Directors, or any successor to such policy. This clawback policy complies with the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose such other clawback, recovery or recoupment provisions in a Stock Award Agreement as the Plan Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

10.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
(a)
Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)
Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)
Corporate Transaction. The provisions of this Section 10(c) will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or in any director compensation policy of the Company or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i)
Stock Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

2024 Proxy Statement	| A-13

(ii)   Stock Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Stock Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Stock Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the effectiveness of the Corporate Transaction).
(iii)   Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Stock Awards will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.
(iv)  Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
(d)
Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur. Notwithstanding the foregoing, upon a Change in Control, all Stock Awards held by each Director who is not an Employee and whose Continuous Service has not terminated immediately prior to the Change in Control shall become fully vested and exercisable immediately prior to the effectiveness of such Change in Control.

11.	TERMINATION OR SUSPENSION OF THE PLAN.
(a)
The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)
No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

A-14 |	2024 Proxy Statement

12.	EFFECTIVE DATE OF PLAN.
This Plan will become effective on the Effective Date.
13.	CHOICE OF LAW.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
14.	DEFINITIONS.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)	“Annual Meeting” means the annual meeting of the stockholders of the Company.
(c)	“Board” means the Board of Directors of the Company.
(d)
“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(e)
“Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term will mean, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s conviction of, or plea of no contest with respect to, any crime involving fraud, dishonesty or moral turpitude; (ii) such Participant’s attempted commission of or participation in a fraud or act of dishonesty against the Company or an Affiliate that results in (or might have reasonably resulted in) material harm to the business of the Company or an Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or an Affiliate, or any statutory duty the Participant owes to the Company or an Affiliate; or (iv) such Participant’s conduct that constitutes gross misconduct, insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of the Company or an Affiliate. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Stock Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or an Affiliate or such Participant for any other purpose.

(f)	“Change in Control” will be deemed to have occurred upon the first to occur of an event set forth in any one of the following paragraphs:
(i)
the acquisition (other than from the Company, by any person (as such term is defined in Section 13(c) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d 3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities;

(ii)
the individuals who, as of the effective date of the Plan, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board, unless the election, or

2024 Proxy Statement	| A-15

nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, and such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; or
(iii)	the closing of:
(1)
a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or

(2)	a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.
For the avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
(g)	“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(h)	“Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(i)	“Common Stock” means the common stock of the Company.
(j)	“Company” means Rigel Pharmaceuticals, Inc., a Delaware corporation.
(k)
“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(l)
“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an

A-16 |	2024 Proxy Statement

Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s or Affiliate’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(m)	“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)	a sale, lease or other disposition of all or substantially all of the assets of the Company;
(ii)	a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii)	a merger, consolidation or similar transaction in which the Company is not the surviving corporation; or
(iv)
a reverse merger, consolidation or similar transaction in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

Notwithstanding the foregoing definition or any other provision of this Plan, the term Corporate Transaction will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
(n)	“Director” means a member of the Board.
(o)
“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(p)
“Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2018, provided this Plan is approved by the Company’s stockholders at such meeting.

(q)
“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(r)	“Entity” means a corporation, partnership, limited liability company or other entity.
(s)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(t)	“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)
If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

2024 Proxy Statement	| A-17

(ii)
Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)	In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(u)
“Full Value Award” means a Stock Award that is not an Option or SAR with respect to which the exercise or strike price is at least 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date of grant.

(v)	“Incentive Stock Option” means an option granted pursuant to Section 6 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(w)
“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(x)	“Nonstatutory Stock Option” means any option granted pursuant to Section 6 that does not qualify as an Incentive Stock Option.
(y)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(z)	“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(aa)
“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(bb)	“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(cc)	“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(d).
(dd)
“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ee)
“Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ff)	“Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(gg)
“Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total stockholder return; (vi) return on

A-18 |	2024 Proxy Statement

equity; (vii) return on assets, investment, or capital employed; (viii) operating margin; (ix) gross margin; (x) operating income; (xi) net income (before or after taxes); (xii) net operating income; (xiii) net operating income after tax; (xiv) pre- and after-tax income; (xv) pre-tax profit; (xvi) operating cash flow; (xvii) sales or revenue targets; (xviii) increases in revenue or product revenue; (xix) expenses and cost reduction goals; (xx) improvement in or attainment of expense levels; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) customer satisfaction; (xxx) total stockholder return; (xxxi) stockholders’ equity; and (xxxii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.
(hh)
“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Board’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales growth and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (v) to exclude the effects to any statutory adjustments to corporate tax rates; and (vi) to make other appropriate adjustments selected by the Board.

(ii)
“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(jj)	“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 7(c)(i).
(kk)	“Plan” means this Rigel Pharmaceuticals, Inc. 2018 Equity Incentive Plan.
(ll)	“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).
2024 Proxy Statement	| A-19

(mm)
“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(nn)	“RSU Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).
(oo)
“RSU Award Agreement” means a written agreement between the Company and a holder of an RSU Award evidencing the terms and conditions of an RSU Award grant. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(pp)	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(qq)	“Rule 405” means Rule 405 promulgated under the Securities Act.
(rr)	“Securities Act” means the Securities Act of 1933, as amended.
(ss)	“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6.
(tt)
“Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(uu)
“Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, an RSU Award, a Performance Stock Award or any Other Stock Award.

(vv)
“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ww)
“Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(xx)
“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

A-20 |	2024 Proxy Statement

APPENDIX B
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
RIGEL PHARMACEUTICALS, INC.
RIGEL PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:
FIRST: The name of the Corporation is Rigel Pharmaceuticals, Inc.
SECOND: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware was June 14, 1996.
THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending the Amended and Restated Certificate of Incorporation of the Corporation to effect a reverse stock split. Specifically, Article IV of the Amended and Restated Certificate of Incorporation is hereby amended to add the following Section D:
“D.Upon the filing and effectiveness of this Certificate of Amendment of Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each [•]1 ([•]) shares of Common Stock either issued and outstanding or held by the Corporation in treasury stock immediately prior to 11:59 p.m., Eastern Time, on [•], 202[4] shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional interest in a share of Common Stock shall be deliverable upon the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split held by a holder prior to the Reverse Stock Split shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of any fractional share. Any fractional share resulting from such aggregation upon the Reverse Stock Split shall be rounded down to the nearest whole number. Each holder who would otherwise be entitled to a fraction of a share of Common Stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Corporation’s Common Stock as reported on The Nasdaq Global Select Market on the last trading day prior to [•], 202[4]. The Corporation shall not be obliged to issue certificates evidencing the shares of Common Stock outstanding as a result of the Reverse Stock Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Stock Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”
FOURTH: The foregoing amendment was duly adopted by the stockholders of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
FIFTH: This Certificate of Amendment so adopted reads in full as set forth above and is hereby incorporated by this reference into the Amended and Restated Certificate of Incorporation. All other provisions of the Amended and Restated Certificate of Incorporation remain in full force and effect.
SIXTH: The foregoing amendment shall be effective as of 11:59 p.m., Eastern Time, on [•], 202[4].
1 The reverse stock split shall be at a ratio of not less than 1:[•] and not more than 1: [bullet].
2024 Proxy Statement	| B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this [•] day of [•], 202[4].
By:
Name: RAUL R. RODRIGUEZ
Title: President and Chief Executive Officer
B-2 |	2024 Proxy Statement

RIGEL PHARMACEUTICALS, INC.
ATTN: INVESTOR RELATIONS
611 GATEWAY BLVD., SUITE 900
SOUTH SAN FRANCISCO, CA 94080

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RIGL2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 21, 2024. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V43052-P05426

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RIGEL PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Withhold	Abstain
1a. Brian L. Kotzin	☐	☐	☐
1b. Gregg A. Lapointe	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, and 6.

NOTE: In their discretion, the proxy holders are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V43053-P05426

RIGEL PHARMACEUTICALS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
WITH RESPECT TO THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2024

The undersigned stockholder hereby appoints Raul R. Rodriguez and Raymond J. Furey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Rigel Pharmaceuticals, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 7:30 a.m., Pacific Daylight Time on Wednesday, May 22, 2024, and any continuation, adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3, 4, 5, AND 6.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side